Exhibit 10.476

DOC# 001253 FILED IN OFFICE 01/10/2003 08:25:46AM BK:05595 PG:0142 JUDITH A. LEWIS CLERK OF SUPERIOR COURT HENRY COUNTY, GA

Return to: PIEDMONT TITLE INSURANCE AGENCY, INC. Attention: Barbara H. Morgan 150 East Ponce de Leon Avenue, Suite 330 Decatur, GA 30030 (404) 377-6464	Henry Towne Center LOAN NO. 50-2753516

HENRY TOWN CENTER, LLC, ALPHA SEVEN, LLC, ELLISTON HENRY TOWN CENTER,

LLC, OWEN HENRY TOWN CENTER, LLC, DSCONGDONA, LLC, JWCONGDONA, LLC,

KCVANSTORYA, LLC, ALCONGDONA, LLC, SCTERRYA, LLC, JRCONGDON,JR.A, LLC,

SPENCE HENRY TOWN CENTER, LLC, JAY HENRY TOWN CENTER, LLC,

together, jointly and severally, as Grantor

to

WACHOVIA BANK, NATIONAL ASSOCIATION

as Grantee

DEED TO SECURE DEBT AND SECURITY AGREEMENT

Dated as of January 8, 2003

PREPARED BY AND UPON RECORDATION RETURN TO:

Return to: PIEDMONT TITLE INSURANCE AGENCY, INC. Attention: Isabel M. Garcia, Esq. 150 East Ponce de Leon Avenue, Suite 330 Decatur, GA 30030 (404) 377-6464

GEORGIA INTANGIBLE TAX HENRY COUNTY SUPERIOR COURT JAN 09 2003 PAID $ 25,000.00
/s/ [ILLEGIBLE]
CLERK OF SUPERIOR COURT

TABLE OF CONTENTS

ARTICLE I	COVENANTS OF GRANTOR
1.1	Warranties of Grantor
1.2	Defense of Title
1.3	Performance of Obligations
1.4	Insurance
1.5	Payment of Taxes
1.6	Tax Impound Account
1.7	[Reserved]
1.8	Replacement Reserve
1.9	Casualty and Condemnation
1.10	Construction Liens
1.11	Rents and Profits
1.12	Leases
1.13	Alienation and Further Encumbrances
1.14	Payment of Utilities, Assessments, Charges, Etc.
1.15	Access Privileges and Inspections
1.16	Waste; Alteration of Improvements
1.17	Zoning
1.18	Financial Statements and Books and Records
1.19	Further Documentation
1.20	Payment of Costs; Reimbursement to Grantee
1.21	Security Interest
1.22	Security Agreement
1.23	Easements and Rights-of-Way
1.24	Compliance with Laws
1.25	Additional Taxes
1.26	Secured Indebtedness
1.27	Grantor’s Waivers
1.28	SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL
1.29	Attorney-in-Fact Provisions
1.30	Management
1.31	Hazardous Waste and Other Substances
1.32	Indemnification; Subrogation
1.33	Covenants with Respect to Indebtedness, Operations, Fundamental Changes of Grantor

ARTICLE II	EVENTS OF DEFAULT
2.1	Events of Default

ARTICLE III	REMEDIES
3.1	Remedies Available
3.2	Application of Proceeds
3.3	Right and Authority of Receiver or Grantee in the Event of Default; Power of Attorney

3.4	Occupancy After Foreclosure
3.5	Notice to Account Debtors
3.6	Cumulative Remedies
3.7	Payment of Expenses

ARTICLE IV	MISCELLANEOUS TERMS AND CONDITIONS
4.1	Time of Essence
4.2	Release of Security Instrument
4.3	Certain Rights of Grantee
4.4	Waiver of Certain Defenses
4.5	Notices; Designation of Managing Agent
4.6	Successors and Assigns; Joint and Several Liability
4.7	Severability
4.8	Gender
4.9	Waiver; Discontinuance of Proceedings
4.10	Section Headings
4.11	GOVERNING LAW
4.12	Counting of Days
4.13	Relationship of the Parties
4.14	Application of the Proceeds of the Note
4.15	Unsecured Portion of Indebtedness
4.16	Cross Default
4.17	Interest After Sale
4.18	Inconsistency with Other Loan Documents
4.19	Construction of this Document
4.20	No Merger
4.21	Rights With Respect to Junior Encumbrances
4.22	Grantee May File Proofs of Claim
4.23	Fixture Filing
4.24	After-Acquired Property
4.25	No Representation
4.26	Counterparts
4.27	Personal Liability
4.28	Recording and Filing
4.29	Entire Agreement and Modifications
4.30	Maximum Interest
4.31	Interest Payable by Grantee
4.32	Dissemination of Information
4.33	Secondary Market
4.34	Certain Matters Relating to Property Located in the State of Georgia
4.35	WAIVER OF NOTICE AND HEARING
4.36	Attorneys’ Fee

ii

DEED TO SECURE DEBT AND SECURITY AGREEMENT

THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT (this “Security Instrument”) is made as of January 8, 2003 by HENRY TOWN CENTER, LLC, a Georgia limited liability company, ALPHA SEVEN, LLC, a Delaware limited liability company, ELLISTON HENRY TOWN CENTER, LLC, a Delaware limited liability company, OWEN HENRY TOWN CENTER, LLC, a Delaware limited liability company, DSCONGDONA, LLC, a Delaware limited liability company, JWCONGDONA, LLC, a Delaware limited liability company, KCVANSTORYA, LLC, a Delaware limited liability company, ALCONGDONA, LLC, a Delaware limited liability company, SCTERRYA, LLC, a Delaware limited liability company, JRCONGDON,JR.A, LLC, a Delaware limited liability company, SPENCE HENRY TOWN CENTER, LLC, a Delaware limited liability company, JAY HENRY TOWN CENTER, LLC, a Delaware limited liability company, as Grantor (together, jointly and severally, “Grantor”), to WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Grantee (“Grantee”), whose address is 201 South Tryon Street, Suite 130, PMB Box #4, Charlotte, North Carolina 28202.

W I T N E S S E T H:

THAT FOR AND IN CONSIDERATION OF THE SUM OF TEN AND NO/100 DOLLARS ($10), AND OTHER VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, GRANTOR HEREBY IRREVOCABLY GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, PLEDGES, SETS OVER AND ASSIGNS, with power of sale, all of Grantor’s estate, right, title and interest in, to and under any and all of the following described property, whether now owned or hereafter acquired by Grantor (collectively, the “Property”):

(A)                              All that certain real property situated in the County of Henry, State of Georgia, more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the “Premises”), together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Grantor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired;

(B)                                All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Premises (the “Improvements”);

(C)                                All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Grantor and now or hereafter located on, attached to or used in and about the Improvements, including, but not limited to, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies, lawn mowers, and all appliances, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Grantor as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Premises or Improvements, and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by tenants of space in the Improvements);

(D)                               All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, and other emblements now or hereafter located on the Premises or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor;

(E)                                 All water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Premises or the Improvements, or any part thereof, whether now existing or hereafter created or acquired;

(F)                                 All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Premises;

(G)                                All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Grantee pursuant to this Security Instrument or any other of the Loan Documents (as hereinafter defined), including, without limitation, all funds now or hereafter on deposit in the Impound Account and the Replacement Reserve (each as hereinafter defined) and that certain Account and the Leasing Dollars therein, as set forth and defined in that certain Purchase Agreement dated as of September 10, 2002, as amended October 24, 2002, by and between Sembler Family Partnership #22, Ltd., as Seller, and Steven D. Bell & Company, as Buyer, as assigned to Grantor;

(H)                               All leases (including, without limitation, oil, gas and mineral leases), licenses, concessions and occupancy agreements of all or any part of the Premises or the Improvements (each, a “Lease” and collectively, “Leases”), whether written or oral, now or hereafter entered into and all rents, royalties, issues, profits, bonus money, revenue, income, rights and other benefits (collectively, the “Rents and Profits”) of the Premises or the Improvements, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any present or future Lease or other agreement pertaining thereto or arising from any of the Leases or any of the General Intangibles (as hereinafter defined) and all cash or securities deposited to secure performance by the tenants, lessees or licensees (each, a “Tenant” and collectively, “Tenants”), as applicable, of their obligations under any such Leases, whether said cash or securities are to be held until the expiration of the terms of said Leases or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject, however, to the provisions contained in Section 1.11 hereinbelow;

(I)                                    All contracts and agreements now or hereafter entered into covering any part of the Premises or the Improvements (collectively, the “Contracts”) and all revenue, income and other benefits thereof, including, without limitation, management agreements, joint ownership agreements, co-tenancy agreements, service contracts, maintenance contracts, equipment leases, personal property leases and any contracts or documents relating to construction on any part of the Premises or the Improvements (including plans, drawings, surveys, tests, reports, bonds and governmental approvals) or to the management or operation of any part of the Premises or the Improvements;

(J)                                   All present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Premises or the Improvements;

(K)                               All present and future funds, accounts, instruments, accounts receivable, documents, causes of action, claims, general intangibles (including, without limitation, trademarks, trade names, service marks and symbols now or hereafter used in connection with any part of the Premises or the Improvements, all names by which the Premises or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Grantor has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Premises or the Improvements) and all notes or chattel paper now or hereafter arising from or by virtue of any transactions related to the Premises or the Improvements (collectively, the “General Intangibles”);

(L)                                 All water taps, sewer taps, certificates of occupancy, permits, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Premises or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Premises or the Improvements;

(M)                            All building materials, supplies and equipment now or hereafter placed on the Premises or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Premises or the Improvements;

(N)                               All right, title and interest of Grantor in any insurance policies or binders now or hereafter relating to the Property, including any unearned premiums thereon;

(O)                               All proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards; and

(P)                                 All other or greater rights and interests of every nature in the Premises or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Grantor.

THIS CONVEYANCE is intended: (i) to operate and to be construed as a deed passing title to the Property to Grantee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and (ii) to constitute a security agreement pursuant to the Uniform Commercial Code of Georgia, and is given to secure the following:

FOR THE PURPOSE OF SECURING:

(1)                                  The debt evidenced by that certain Promissory Note (such Promissory Note, together with any and all renewals, amendments, modifications, consolidations and extensions thereof, is hereinafter referred to as the “Note”) of even date with this Security Instrument, made by Grantor payable to the order of Grantee in the principal face amount of THIRTY-SIX MILLION AND NO/100 DOLLARS ($36,000,000.00), together with interest as therein provided, and HAVING A MATURITY DATE OF JANUARY 11, 2013;

(2)                                  The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the Debt (as hereinafter defined) including, but not limited to, the Environmental Indemnity Agreement (as hereinafter defined)(the Note, this Security Instrument, and such other agreements, documents and instruments, together with any and all renewals, amendments, extensions and modifications thereof, are hereinafter collectively referred to as the “Loan Documents”) and the payment of all other sums herein or therein covenanted to be paid;

(3)                                  Any and all additional advances made by Grantee to protect or preserve the Property or the lien or security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Grantor’s obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Grantor remains the owner of the Property at the time of such advances); and

(4)                                  Any and all other indebtedness now owing or which may hereafter be owing by Grantor to Grantee, including, without limitation, all prepayment fees, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof, it being contemplated by Grantor and Grantee that Grantor may hereafter become so indebted to Grantee.

(All of the sums referred to in Paragraphs (1) through (4) above are herein referred to as the “Debt”).

TO HAVE AND TO HOLD the Property unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND the title to the Property, subject to the Permitted Encumbrances (as hereinafter defined), to Grantee against every person whomsoever lawfully claiming or to claim the same or any part thereof;

PROVIDED, HOWEVER, that if the principal and interest and all other sums due or to become due under the Note or under the other Loan Documents, including, without limitation, any prepayment fees required pursuant to the terms of the Note, shall have been paid at the time and in the manner stipulated therein and the Debt shall have been paid and all other covenants contained in the Loan Documents shall have been performed, then, in such case, the liens, security interests, estates and rights granted by this Security Instrument shall be satisfied and the estate, right, title and interest of Grantee in the Property shall cease, and upon payment to Grantee of all costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, Grantee shall promptly satisfy and release this Security Instrument of record and the lien hereof by proper instrument.

ARTICLE I

COVENANTS OF GRANTOR

For the purpose of further securing the Debt and for the protection of the security of this Security Instrument, for so long as the Debt or any part thereof remains unpaid, Grantor covenants and agrees as follows:

1.1                               Warranties of Grantor.

Grantor, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Grantee, its successors and assigns, that:

(a)                                  Grantor has good, marketable and indefeasible fee simple title to the Property, subject only to those matters expressly set forth as exceptions to or subordinate matters in the title insurance policy insuring the lien of this Security Instrument delivered as of the date hereof which Grantee has agreed to accept, excepting therefrom all preprinted and/or standard exceptions (such items being the “Permitted Encumbrances”), and has full power and lawful authority to grant, bargain, sell, convey, assign, transfer, encumber and mortgage its interest in the Property in the manner and form hereby done or intended. Grantor will preserve its interest in and title to the Property and will forever warrant and defend the same to Grantee against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Encumbrances. The foregoing warranty of title shall survive the foreclosure of this Security Instrument and shall inure to the benefit of and be enforceable by Grantee in the event Grantee acquires title to the Property pursuant to any foreclosure;

(b)                                 No bankruptcy or insolvency proceedings are pending or contemplated by Grantor or, to the best knowledge of Grantor, against Grantor or by or against any endorser or cosigner of the Note or of any portion of the Debt, or any guarantor or indemnitor under any guaranty or indemnity agreement executed in connection with the Note or the loan evidenced thereby and secured hereby (an “Indemnitor”);

(c)                                  All reports, certificates, affidavits, statements and other data furnished by or on behalf of Grantor to Grantee in connection with the loan evidenced by the Note are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading;

(d)                                 The execution, delivery and performance of this Security Instrument, the Note and all of the other Loan Documents have been duly authorized by all necessary action to be, and are, binding and enforceable against Grantor in accordance with the respective terms thereof and do not contravene, result in a breach of or constitute a default (nor upon the giving of notice or the passage of time or both will same constitute a default) under the partnership agreement, articles of incorporation, operating agreement or other organizational documents of Grantor or any contract or agreement of any nature to which Grantor is a party or by which Grantor or any of its property may be bound and do not violate or contravene any law, order, decree, rule or regulation to which Grantor is subject;

(e)                                  The Premises and the Improvements and the current intended use thereof by Grantor comply in all material respects with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws, health and environmental laws and regulations and all other ordinances, orders or requirements issued by any state, federal or municipal authorities having or claiming jurisdiction over the Property. The Premises and Improvements constitute one or more separate tax parcels for purposes of ad valorem taxation. The Premises and Improvements do not require any rights over, or restrictions against, other property in order to comply with any of the aforesaid governmental ordinances, orders or requirements;

(f)                                    All utility services necessary and sufficient for the full use, occupancy, operation and disposition of the Premises and the Improvements for their intended purposes are available to the Property, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities, through public rights-of-way or perpetual private easements approved by Grantee;

(g)                                 All streets, roads, highways, bridges and waterways necessary for access to and full use, occupancy, operation and disposition of the Premises and the Improvements have been completed, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Premises and the Improvements without further condition or cost to Grantor;

(h)                                 All curb cuts, driveways and traffic signals shown on the survey delivered to Grantee prior to the execution and delivery of this Security Instrument are existing and have been fully approved by the appropriate governmental authority;

(i)                                     There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or threatened against or affecting Grantor (or, if Grantor is a partnership or a limited liability company, any of its general partners or members) or the Property which, if adversely determined, would materially impair either the Property or Grantor’s ability to perform the covenants or obligations required to be performed under the Loan Documents;

(j)                                     The Property is free from delinquent water charges, sewer rents, taxes and assessments;

(k)                                  As of the date of this Security Instrument, the Property is free from unrepaired damage caused by fire, flood, accident or other casualty;

(l)                                     As of the date of this Security Instrument, no part of the Premises or the Improvements has been taken in condemnation, eminent domain or like proceeding nor is any such proceeding pending or, to Grantor’s knowledge and belief, threatened or contemplated;

(m)                               Grantor possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits necessary for the conduct of its business substantially as now conducted;

(n)                                 To the best of Grantor’s knowledge and except as may otherwise be disclosed in that certain Property Condition Report delivered to Grantee with respect to the Property, the Improvements are structurally sound, in good repair and free of defects in materials and workmanship and have been constructed and installed in substantial compliance with the plans and specifications relating thereto. All major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition;

(o)                                 Grantor has delivered to Grantee true, correct and complete copies of all Contracts and all amendments thereto or modifications thereof;

(p)                                 Each Contract constitutes the legal, valid and binding obligation of Grantor and, to the best of Grantor’s knowledge and belief, is enforceable against any other party thereto. To the best of Grantor’s knowledge, no default exists, or with the passing of time or the giving of notice or both would exist, under any Contract which would, in the aggregate, have a material adverse effect on Grantor or the Property;

(q)                                 No Contract provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Security Instrument;

(r)                                    Grantor and the Property are free from any past due obligations for sales and payroll taxes;

(s)                                  There are no security agreements or financing statements affecting all or any portion of the Property other than (i) as disclosed in writing by Grantor to Grantee prior to the date hereof and (ii) the security agreements and financing statements created in favor of Grantee;

(t)                                    Grantor has delivered a true, correct and complete schedule (the “Rent Roll”) of all Leases affecting the Property as of the date hereof, which accurately and completely sets forth in all material respects for each such Lease, the following: the name of the Tenant, the Lease expiration date, extension and renewal provisions, the base rent payable, the security deposit held thereunder and any other material provisions of such Lease;

(u)                                 Each Lease constitutes the legal, valid and binding obligation of Grantor and, to the best of Grantor’s knowledge and belief, is enforceable against the Tenant thereof. No default exists, or with the passing of time or the giving of notice or both would exist, under any Lease which would, in the aggregate, have a material adverse effect on Grantor or the Property;

(v)                                 No Tenant under any Lease has, as of the date hereof, paid rent more than thirty (30) days in advance, and the rents under such Leases have not been waived, released, or otherwise discharged or compromised;

(w)                               All work to be performed by Grantor under the Leases has been substantially performed, all contributions to be made by Grantor to the Tenants thereunder have been made and all other conditions precedent to each such Tenant’s obligations thereunder have been satisfied;

(x)                                   Except as disclosed in writing by Grantor to Grantee, each Tenant under a Lease has entered into occupancy of the demised premises;

(y)                                 Grantor has delivered to Grantee true, correct and complete copies of all Leases described in the Rent Roll;

(z)                                   To the best of Grantor’s knowledge and belief, each Tenant is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors;

(aa)                            No Lease provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Security Instrument; and

(bb)                          Grantor is not a “foreign person” within the meaning of §1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations.

1.2                               Defense of Title.

If, while this Security Instrument is in force, the title to the Property or the interest of Grantee therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attached directly or indirectly, or endangered, clouded or adversely affected in any manner, Grantor, at Grantor’s expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel approved by Grantee, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, in the event that Grantee determines that Grantor is not adequately performing its obligations under this Section, Grantee may, without limiting or waiving any other rights or remedies of Grantee hereunder, take such steps with respect thereto as Grantee shall deem necessary or proper and any and all costs and expenses incurred by Grantee in connection therewith, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date incurred by Grantee until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

1.3                               Performance of Obligations.

Grantor shall pay when due the principal of and the interest on the Debt in accordance with the terms of the Note. Grantor shall also pay all charges, fees and other sums required to be paid by Grantor as provided in the Loan Documents, in accordance with the terms of the Loan Documents, and shall observe, perform and discharge all obligations, covenants and agreements to be observed, performed or discharged by Grantor set forth in the Loan Documents in accordance with their terms. Further, Grantor shall promptly and strictly perform and comply with all covenants, conditions, obligations and prohibitions required of Grantor in connection with any other document or instrument affecting title to the Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to this Security Instrument.

1.4                               Insurance.

Grantor shall, at Grantor’s expense, maintain in force and effect on the Property at all times while this Security Instrument continues in effect the following insurance:

(a)                                  Insurance against loss or damage to the Property by fire, windstorm, tornado and hail and against loss and damage by such other, further and additional risks as may be now or hereafter embraced by an “all-risk” form of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement cost (insurable value) of the Improvements (as established by an MAI appraisal), without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Grantee’s election, by reference to such indices, appraisals or information as Grantee determines in its reasonable discretion in order to reflect increased value due to inflation. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor. Grantor shall also maintain insurance against loss or damage to furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Grantor from time to time to the extent applicable. Each policy shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Grantee’s approval. The maximum deductible shall be $10,000.00.

(b)                                 Commercial General Liability Insurance against claims for personal injury, bodily injury, death and property damage occurring on, in or about the Premises or the Improvements in amounts not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate plus umbrella coverage in an amount not less than $2,000,000.00. Grantee hereby retains the right to periodically review the amount of said liability insurance being maintained by Grantor and to require an increase in the amount of said liability insurance should Grantee deem an increase to be reasonably prudent under then existing circumstances.

(c)                                  Boiler and machinery insurance is required if steam boilers or other pressure-fired vessels are in operation at the Premises. Minimum liability coverage per accident must equal the greater of the replacement cost (insurable value) of the Improvements housing such boiler or pressure-fired machinery or $2,000,000.00. If one or more large HVAC units is in operation at the Premises, “Systems Breakdowns” coverage shall be required, as determined by Grantee. Minimum liability coverage per accident must equal the value of such unit(s).

(d)                                 If the Improvements or any part thereof is situated in an area designated by the Federal Emergency Management Agency (“FEMA”) as a special flood hazard area (Zone A or Zone V), flood insurance in an amount equal to the lesser of: (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the Debt if replacement cost coverage is not available for the type of building insured), or (b) the maximum insurance available under the appropriate National Flood Insurance Administration program. The maximum deductible shall be $3,000.00 per building or a higher minimum amount as required by FEMA or other applicable law.

(e)                                  During the period of any construction, renovation or alteration of the existing Improvements which exceeds the lesser of 10% of the principal amount of the Note or $500,000, at Grantee’s request, a completed value, “All Risk” Builder’s Risk form or “Course of Construction” insurance policy in non-reporting form, in an amount approved by Grantee, may be required. During the period of any construction of any addition to the existing Improvements, a completed value, “All Risk” Builder’s Risk form or “Course of Construction” insurance policy in non-reporting form, in an amount approved by Grantee, shall be required.

(f)                                    When required by applicable law, ordinance or other regulation, Worker’s Compensation and Employer’s Liability Insurance covering all persons subject to the worker’s compensation laws of the state in which the Property is located.

(g)                                 Business income (loss of rents) insurance in amounts sufficient to compensate Grantor for all Rents or income during a period of not less than eighteen (18) months. The amount of coverage shall be adjusted annually to reflect the Rents or income payable during the succeeding eighteen (18) month period.

(h)                                 Such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Grantee against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated including, without limitation, Sinkhole, Mine Subsidence, Earthquake and Environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

(i)                                     To the extent required by Grantee and commercially reasonably available at commercially reasonable rates, terrorism insurance.

All such insurance shall (i) be with insurers fully licensed and authorized to do business in the state within which the Premises is located and who have and maintain a rating of at least A from Standard & Poors, or equivalent, (ii) contain the complete address of the Premises (or a complete legal description), (iii) be for terms of at least one year, with premium prepaid, and (iv) be subject to the approval of Grantee as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates, and (vi) include a standard, non-contributory, mortgagee clause naming EXACTLY:

Wachovia Bank, National Association

its Successors and Assigns ATIMA

Attn.: Structured Finance Servicing

P.O. Box 563956

Charlotte, NC 28256-3956

(a) as an additional insured under all liability insurance policies, (b) as the first mortgagee on all property insurance policies and (c) as the loss payee on all loss of rents or loss of business income insurance policies.

Grantor shall, as of the date hereof, deliver to Grantee evidence that said insurance policies have been prepaid as required above and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Grantee. Grantor shall renew all such insurance and deliver to Grantee certificates and policies evidencing such renewals at least thirty (30) days before any such insurance shall expire. Grantor further agrees that each such insurance policy: (i) shall provide for at least thirty (30) days’ prior written notice to Grantee prior to any policy reduction or cancellation for any reason other than non-payment of premium and at least ten (10) days’ prior written notice to Grantee prior to any cancellation due to non-payment of premium; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Grantee in accordance with the terms of such policy notwithstanding any act or negligence of Grantor which might otherwise result in forfeiture of such insurance, (iii) shall waive all rights of subrogation against Grantee; (iv) in the event that the Premises or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, shall include an ordinance or law coverage endorsement which will contain Coverage A: “Loss Due to Operation of Law” (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages; and (v) may be in the form of a blanket policy provided that, in the event that any such coverage is provided in the form of a blanket policy, Grantor hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Property or by any other action not relating to the Property which would otherwise permit the issuer thereof to cancel the coverage thereof, would require the Property to be insured by a separate, single-property policy. The blanket policy must properly identify and fully protect the Property as if a separate policy were issued for 100% of Replacement Cost at the time of loss and otherwise meet all of Grantee’s applicable insurance requirements set forth in this Section 1.4. The delivery to Grantee of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to the Property by Grantor to Grantee as further security for the Debt. In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Grantor in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Grantee or other transferee in the event of such other transfer of title. Approval of any insurance by Grantee shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Grantor fails to provide, maintain, keep in force or deliver and furnish to Grantee the policies of insurance required by this Security Instrument or evidence of their renewal as required herein, Grantee may, but shall not be obligated to, procure such insurance and Grantor shall pay all amounts advanced by Grantee therefor, together with interest thereon at the Default Interest Rate from and after the date advanced by Grantee until actually repaid by Grantor, promptly upon demand by Grantee. Any amounts so advanced by Grantee, together with interest thereon, shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the Debt. Grantee shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Grantee has caused the insurance to be placed with the insurer after failure of Grantor to furnish such insurance. Grantor shall not obtain insurance for the Property in addition to that required by Grantee without the prior written consent of Grantee, which consent will not be unreasonably withheld provided that (i) Grantee is a named insured on such insurance, (ii) Grantee receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein.

1.5                               Payment of Taxes.

Grantor shall pay or cause to be paid, except to the extent provision is actually made therefor pursuant to Section 1.6 of this Security Instrument, all taxes and assessments which are or may become a lien on the Property or which are assessed against or imposed upon the Property. Grantor shall furnish Grantee with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments at least fifteen (15) days prior to the applicable delinquency date therefor. Notwithstanding the foregoing, Grantor may, in good faith, by appropriate proceedings and upon notice to Grantee, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued, (b) Grantee determines, in its subjective opinion, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Property or any part thereof or any interest of Grantee therein, and (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Grantor deposits in the Impound Account (as hereinafter defined) an amount determined by Grantee to be adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Grantor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final, and provided further that in any event each such contest shall be concluded and the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Property may be sold, lost or forfeited.

1.6                               Tax Impound Account.

Grantor shall establish and maintain at all times while this Security Instrument continues in effect an impound account (the “Impound Account”) with Grantee for payment of real estate taxes and assessments on the Property and as additional security for the Debt. Simultaneously with the execution hereof, Grantor shall deposit in the Impound Account an amount determined by Grantee to be necessary to ensure that there will be on deposit with Grantee an amount which, when added to the monthly payments subsequently required to be deposited with Grantee hereunder on account of real estate taxes and assessments, will result in there being on deposit with Grantee in the Impound Account an amount sufficient to pay the next due installment of real estate taxes and assessments on the Property at least one (1) month prior to the earlier of (a) the due date thereof or (b) any such date by which Grantor or Grantee is required by law to pay same. Commencing on the first monthly payment date under the Note and continuing thereafter on each monthly payment date under the Note, Grantor shall pay to Grantee, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Property, each as estimated and determined by Grantee. So long as no Event of Default has occurred, and no event has occurred or failed to occur which with the passage of time, the giving of notice, or both would constitute an Event of Default (a “Default;) all sums in the Impound Account shall be held by Grantee in the Impound Account to pay said taxes and assessments before the same become delinquent. Grantor shall be responsible for ensuring the receipt by Grantee, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes and assessments to be paid from the Impound Account, and so long as no Event of Default has occurred, Grantee shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. Commencing on the first payment date following an Event of Default, and continuing thereafter on each monthly payment date under the Note, in addition to the monthly deposit for taxes and assessments, Grantor shall deposit with Grantee an amount equal to one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Grantor is required to maintain hereunder. In making any payment from the Impound Account, Grantee shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. No interest on funds contained in the Impound Account, if any, shall be paid by Grantee to Grantor.

1.7                               [Reserved].

1.8                               Replacement Reserve.

(a)                                  Following an Event of Default, as additional security for the Debt, Grantor shall establish and maintain at all times thereafter while this Security Instrument continues in effect a repair reserve (the “Replacement Reserve”) with Grantee for payment of costs and expenses incurred by Grantor in connection with the performance of work to the roofs, chimneys, gutters, downspouts, paving, curbs, ramps, driveways, balconies, porches, patios, exterior walls, exterior doors and doorways, windows, elevators and mechanical and HVAC equipment (collectively, the “Repairs”). Commencing on the first monthly Payment Date under the Note following an Event of Default and continuing thereafter on each monthly Payment Date under the Note, Grantor shall pay to Grantee, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, a deposit to the Replacement Reserve in an amount determined by Grantee. All sums in the Replacement Reserve shall be held by Grantee in the Replacement Reserve to pay the costs and expenses of Repairs. Grantee shall, to the extent funds are available for such purpose in the Replacement Reserve, disburse to Grantor the amount paid or incurred by Grantor in performing such Repairs within ten (10) days following: (a) the receipt by Grantee of a written request from Grantor for disbursement from the Replacement Reserve and a certification by Grantor in a form approved in writing by Grantee that the applicable item of Repair has been completed; (b) the delivery to Grantee of invoices, receipts or other evidence satisfactory to Grantee, verifying the cost of performing the Repairs; (c) for disbursement requests in excess of $25,000.00, the delivery to Grantee of affidavits, lien waivers or other evidence reasonably satisfactory to Grantee showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Property have been paid all amounts due for labor and materials furnished to the Property; (d) for disbursement requests in excess of $25,000.00, delivery to Grantee of a certification from an inspecting architect or other third party acceptable to Grantee describing the completed Repairs and verifying the completion of the Repairs and the value of the completed Repairs, and (e) for disbursement requests in excess of $25,000.00, delivery to Grantee of a new certificate of occupancy for the portion of the Improvements covered by such Repairs, if said new certificate of occupancy is required by law, or a certification by Grantor that no new certificate of occupancy is required. Grantee shall not be required to make advances from the Replacement Reserve more frequently than once in any ninety (90) day period. In making any payment from the Replacement Reserve, Grantee shall be entitled to rely on such request from Grantor without any inquiry into the accuracy, validity or contestability of any such amount. Grantee may, at Grantor’s expense, make or cause to be made during the term of this Security Instrument an annual inspection of the Property to determine the need, as determined by Grantee in its reasonable judgment, for further Repairs of the Property. In the event that such inspection reveals that further Repairs of the Property are required, Grantee shall provide Grantor with a written description of the required Repairs and Grantor shall complete such Repairs to the reasonable satisfaction of Grantee within ninety (90) days after the receipt of such description from Grantee, or such later date as may be approved by Grantee in its sole discretion. Interest on the funds contained in the Replacement Reserve shall be credited to Grantor as provided in Section 4.31 hereof.

(b)                                 As additional security for the payment and performance by Grantor of all duties, responsibilities and obligations under the Note and the other Loan Documents, Grantor hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Grantee, and hereby grants to Grantee a security interest in, (i) the Impound Account and the Replacement Reserve, if any, and any other reserve or escrow account established pursuant to the terms hereof or of any other Loan Document (collectively, the “Reserves”), (ii) the accounts into which the Reserves have been deposited, (iii) all insurance on said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing. Grantor hereby authorizes and consents to the account into which the Reserves have been deposited being held in Grantee’s name or the name of any entity servicing the Note for Grantee and hereby acknowledges and agrees that Grantee, or at Grantee’s election, such servicing agent, shall have exclusive control over said account. Notice of the assignment and security interest granted to Grantee herein may be delivered by Grantee at any time to the financial institution wherein the Reserves have been established, and Grantee, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Grantor hereby assumes all risk of loss with respect to amounts on deposit in the Reserves. Grantor hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Grantor’s direction and is not the exercise by Grantee of any right of set-off or other remedy upon a Default or an Event of Default. Grantor hereby waives all right to withdraw funds from the Reserves except as provided for in this Security Instrument. If an Event of Default shall occur hereunder or under any other of the Loan Documents Grantee may, without notice or demand on Grantor, at its option: (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys’ fees, costs and expenses) to the Debt or any other obligations of Grantor under the other Loan Documents in such manner as Grantee shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Grantor, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, or (C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any Default or Event of Default.

(c)                                  The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Grantee’s option and in Grantee’s discretion, may either be held in a separate account or be commingled by Grantee with the general funds of Grantee. The Reserves are solely for the protection of Grantee and entail no responsibility on Grantee’s part beyond the payment of the respective items for which they are held following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Security Instrument by Grantee, any funds in the Reserves shall be turned over to the assignee and any responsibility of Grantee, as assignor, with respect thereto shall terminate. If the funds in the applicable Reserve shall exceed the amount of payments actually applied by Grantee for the purposes and items for which the applicable Reserve is held, such excess may be credited by Grantee on subsequent payments to be made hereunder or, at the option of Grantee, refunded to Grantor. If, however, the applicable Reserve shall not contain sufficient funds to pay the sums required by the dates on which such sums are required to be on deposit in such account, Grantor shall, within ten (10) days after receipt of written notice thereof, deposit with Grantee the full amount of any such deficiency. If Grantor shall fail to deposit with Grantee the full amount of such deficiency as provided above, Grantee shall have the option, but not the obligation, to make such deposit, and all amounts so deposited by Grantee, together with interest thereon at the Default Interest Rate from the date so deposited by Grantee until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the Debt. If there is an Event of Default under this Security Instrument, Grantee may, but shall not be obligated to, apply at any time the balance then remaining in any or all of the Reserves against the Debt in whatever order Grantee shall subjectively determine. No such application of any or all of the Reserves shall be deemed to cure any Event of Default. Upon full payment of the Debt in accordance with its terms or at such earlier time as Grantee may elect, the balance of any or all of the Reserves then in Grantee’s possession shall be paid over to Grantor and no other party shall have any right or claim thereto.

1.9                               Casualty and Condemnation.

Grantor shall give Grantee prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof. All insurance proceeds on the Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Property or for any damage or injury to it for any loss or diminution in value of the Property, are hereby assigned to and shall be paid to Grantee. Grantee may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries, and Grantee is hereby authorized, in its own name or in Grantor’s name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Grantor shall from time to time deliver to Grantee any instruments required to permit such participation; provided, however, that, so long as no Default or Event of Default shall have occurred, Grantee shall not have the right to participate in the adjustment of any loss which is not in excess of the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $250,000. Grantee shall apply any sums received by it under this Section first to the payment of all of its costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

(a)                                  In the event that less than forty percent (40%) of the Improvements located on the Premises have been taken or destroyed, then if and so long as:

(1)                                  no Default or Event of Default has occurred hereunder or under any of the other Loan Documents, and

(2)                                  the Property can, in Grantee’s judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage within the earlier to occur of (i) nine (9) months after the receipt of insurance proceeds or condemnation awards by either Grantor or Grantee, and (ii) sixty (60) days prior to the stated maturity date of the Note, and

(3)                                  all necessary governmental approvals can be obtained to allow the rebuilding and reoccupancy of the Property as described in Section (a)(2) above, and

(4)                                  there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Grantor, the full amount of which shall, at Grantee’s option, have been deposited with Grantee) for such restoration or repair (including, without limitation, for any costs and expenses of Grantee to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair, and

(5)                                  the economic feasibility of the Improvements after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Property and debt service on the Debt in full with the same coverage ratio considered by Grantee in its determination to make the loan secured hereby, and

(6)                                  in the event that the insurance proceeds or condemnation awards received as a result of such casualty or partial taking exceed the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $250,000.00, Grantor shall have delivered to Grantee, at Grantor’s sole cost and expense, an appraisal report in form and substance satisfactory to Grantee appraising the value of the Property as proposed to be restored or repaired to be not less than the appraised value of the Property considered by Grantee in its determination to make the loan secured hereby, and

(7)                                  Grantor so elects by written notice delivered to Grantee within five (5) days after settlement of the aforesaid insurance or condemnation claim, then, Grantee shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required for such restoration or repair, and any funds deposited by Grantor therefor, to Grantor in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Grantee of plans and specifications, contractors and form of construction contracts and the furnishing to Grantee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Grantee in its discretion, with any remainder being applied by Grantee for payment of the Debt in whatever order Grantee directs in its absolute discretion.

(b)                                 In all other cases, namely, in the event that forty percent (40%) or more of the Improvements located on the Premises have been taken or destroyed or Grantor does not elect to restore or repair the Property pursuant to clause (a) above or otherwise fails to meet the requirements of clause (a) above, then, in any of such events, Grantee shall elect, in Grantee’s absolute discretion and without regard to the adequacy of Grantee’s security, to do either of the following: (1) accelerate the maturity date of the Note and declare any and all of the Debt to be immediately due and payable and apply the remainder of such sums received pursuant to this Section to the payment of the Debt in whatever order Grantee directs in its absolute discretion, with any remainder being paid to Grantor, or (2) notwithstanding that Grantor may have elected not to restore or repair the Property pursuant to the provisions of Section 1.9(a)(7) above, require Grantor to restore or repair the Property in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the deposit by Grantor with Grantee, within thirty (30) days after demand therefor, of any deficiency reasonably determined by Grantee to be necessary in order to assure the availability of sufficient funds to pay for such restoration or repair, including Grantee’s costs and expenses to be incurred in connection therewith, the prior approval by Grantee of plans and specifications, contractors and form of construction contracts and the furnishing to Grantee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Grantee in its discretion, and apply the remainder of such sums toward such restoration and repair, with any balance thereafter remaining being applied by Grantee for payment of the Debt in whatever order Grantee directs in its absolute discretion.

Any reduction in the Debt resulting from Grantee’s application of any sums received by it hereunder shall take effect only when Grantee actually receives such sums and elects to apply such sums to the Debt and, in any event, the unpaid portion of the Debt shall remain in full force and effect and Grantor shall not be excused in the payment thereof. Partial payments received by Grantee, as described in the preceding sentence, shall be applied first to the final payment due under the Note and thereafter to installments due under the Note in the inverse order of their due date. If Grantor elects or Grantee directs Grantor to restore or repair the Property after the occurrence of a casualty or partial taking of the Property as provided above, Grantor shall promptly and diligently, at Grantor’s sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Grantor shall pay to Grantee all costs and expenses of Grantee incurred in administering said rebuilding, restoration or repair, provided that Grantee makes such proceeds or award available for such purpose. Grantor agrees to execute and deliver from time to time such further instruments as may be requested by Grantee to confirm the foregoing assignment to Grantee of any award, damage, insurance proceeds, payment or other compensation. Grantee is hereby irrevocably constituted and appointed the attorney-intact of Grantor (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Grantor and shall not be affected by any disability or incapacity suffered by Grantor subsequent to the date hereof), with full power of substitution, subject to the terms of this Section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor.

1.10                        Construction Liens.

Grantor shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Premises or the Improvements; provided, however, that, Grantor shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Grantee and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Grantor shall contest any such claim or demand, Grantor shall promptly notify Grantee of such contest and thereafter shall, upon Grantee’s request, promptly provide a bond, cash deposit or other security satisfactory to Grantee to protect Grantee’s interest and security should the contest be unsuccessful. If Grantor shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Grantee may do so and any and all expenses incurred by Grantee, together with interest thereon at the Default Interest Rate from the date incurred by Grantee until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the Debt.

1.11                        Rents and Profits.

As additional and collateral security for the payment of the Debt and cumulative of any and all rights and remedies herein provided for, Grantor hereby absolutely and presently assigns to Grantee all existing and future Rents and Profits. Grantor hereby grants to Grantee the sole, exclusive and immediate right, without taking possession of the Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose Grantor does hereby irrevocably make, constitute and appoint Grantee its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Grantor and shall not be affected by any disability or incapacity suffered by Grantor subsequent to the date hereof). Grantee shall be without liability for any loss which may arise from a failure or inability to collect Rents, proceeds or other payments. However, until the occurrence of an Event of Default under this Security Instrument or under any other of the Loan Documents, Grantor shall have a license to collect, receive, use and enjoy the Rents and Profits when due and prepayments thereof for not more than one (1) month prior to due date thereof. Upon the occurrence of an Event of Default, Grantor’s license shall automatically terminate without notice to Grantor and Grantee may thereafter, without taking possession of the Property, collect the Rents and Profits itself or by an agent or receiver. From and after the termination of such license, Grantor shall be the agent of Grantee in collection of the Rents and Profits, and all of the Rents and Profits so collected by Grantor shall be held in trust by Grantor for the sole and exclusive benefit of Grantee, and Grantor shall, within one (1) business day after receipt of any Rents and Profits, pay the same to Grantee to be applied by Grantee as hereinafter set forth. Neither the demand for or collection of Rents and Profits by Grantee shall constitute any assumption by Grantee of any obligations under any agreement relating thereto. Grantee is obligated to account only for such Rents and Profits as are actually collected or received by Grantee. Grantor irrevocably agrees and consents that the respective payors of the Rents and Profits shall, upon demand and notice from Grantee of an Event of Default, pay said Rents and Profits to Grantee without liability to determine the actual existence of any Event of Default claimed by Grantee. Grantor hereby waives any right, claim or demand which Grantor may now or hereafter have against any such payer by reason of such payment of Rents and Profits to Grantee, and any such payment shall discharge such payor’s obligation to make such payment to Grantor. All Rents collected or received by Grantee may be applied against all expenses of collection, including, without limitation, reasonable attorneys’ fees, against costs of operation and management of the Property and against the Debt, in whatever order or priority as to any of the items so mentioned as Grantee directs in its sole subjective discretion and without regard to the adequacy of its security. Neither the exercise by Grantee of any rights under this Section nor the application of any Rents to the Debt shall cure or be deemed a waiver of any Event of Default. The assignment of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Property. Grantor has executed an Assignment of Leases and Rents dated of even date herewith (the “Assignment”) in favor of Grantee covering all of the right, title and interest of Grantor, as landlord, lessor or licensor, in and to any Leases. All rights and remedies granted to Grantee under the Assignment shall be in addition to and cumulative of all rights and remedies granted to Grantee hereunder.

1.12                        Leases.

(a)                                  Grantor covenants and agrees that it shall not enter into any Lease affecting 7,500 square feet or more of the Property or having a term of five (5) years or more without the prior written approval of Grantee, which approval shall not be unreasonably withheld. The request for approval of each such proposed new Lease shall be made to Grantee in writing and shall state that, pursuant to the terms of this Security Instrument, failure to approve or disapprove such proposed Lease within fifteen (15) business days is deemed approval and Grantor shall furnish to Grantee (and any loan servicer specified from time to time by Grantee): (i) such biographical and financial information about the proposed Tenant as Grantee may require in conjunction with its review, (ii) a copy of the proposed form of Lease, and (iii) a summary of the material terms of such proposed Lease (including, without limitation, rental terms and the term of the proposed lease and any options). It is acknowledged that Grantee intends to include among its criteria for approval of any such proposed Lease the following: (i) such Lease shall be with a bona-fide arm’s-length Tenant; (ii) such Lease shall not contain any rental or other concessions which are not then customary and reasonable for similar properties and Leases in the market area of the Premises; (iii) such Lease shall provide that the Tenant pays for its expenses; (iv) the rental shall be at least at the market rate then prevailing for similar properties and leases in the market areas of the Premises; and (v) such Lease shall contain subordination and attornment provisions in form and content acceptable to Grantee. Failure of Grantee to approve or disapprove any such proposed Lease within fifteen (15) business days after receipt of such written request and all the documents and information required to be furnished to Grantee with such request shall be deemed approval, provided that the written request for approval specifically mentioned the same.

(b)                                 Prior to execution of any Leases of space in the Improvements after the date hereof, Grantor shall submit to Grantee, for Grantee’s prior approval, which approval shall not be unreasonably withheld, a copy of the form Lease Grantor plans to use in leasing space in the Improvements or at the Property. All such Leases of space in the Improvements or at the Property shall be on terms consistent with the terms for similar leases in the market area of the Premises, shall provide for free rent only if the same is consistent with prevailing market conditions and shall provide for market rents then prevailing in the market area of the Premises. Such Leases shall also provide for security deposits in reasonable amounts consistent with prevailing market conditions. Grantor shall also submit to Grantee for Grantee’s approval, which approval shall not be unreasonably withheld, prior to the execution thereof, any proposed Lease of the Improvements or any portion thereof that differs materially and adversely from the aforementioned form Lease. Grantor shall not execute any Lease for all or a substantial portion of the Property, except for an actual occupancy by the Tenant, lessee or licensee thereunder, and shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all Leases with respect to the Property, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed. Grantor shall furnish to Grantee, within ten (10) days after a request by Grantee to do so, but in any event by January 1 of each year, a current Rent Roll, certified by Grantor as being true and correct, containing the names of all Tenants with respect to the Property, the terms of their respective Leases, the spaces occupied and the rentals or fees payable thereunder and the amount of each Tenant’s security deposit. Upon the request of Grantee, Grantor shall deliver to Grantee a copy of each such Lease. Grantor shall not do or suffer to be done any act, or omit to take any action, that might result in a default by the landlord, lessor or licensor under any such Lease or allow the Tenant thereunder to withhold payment of rent or cancel or terminate same and shall not further assign any such Lease or any such Rents and Profits. Grantor, at no cost or expense to Grantee, shall enforce, short of termination, the performance and observance of each and every condition and covenant of each of the parties under such Leases and Grantor shall not anticipate, discount, release, waive, compromise or otherwise discharge any rent payable under any of the Leases. Grantor shall not, without the prior written consent of Grantee, modify any of the Leases, terminate or accept the surrender of any Leases, waive or release any other party from the performance or observance of any obligation or condition under such Leases except, with respect only to Leases affecting less than 7,500 square feet and having a term of five (5) years or less, in the normal course of business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Property is located, Grantor shall not permit the prepayment of any rents under any of the Leases for more than one (1) month prior to the due date thereof.

(c)                                  Each Lease executed after the date hereof affecting any of the Premises or the Improvements must provide, in a manner approved by Grantee, that the Tenant will recognize as its landlord, lessor or licensor, as applicable, and attorn to any person succeeding to the interest of Grantor upon any foreclosure of this Security Instrument or deed in lieu of foreclosure. Each such Lease shall also provide that, upon request of said successor-in-interest, the Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for in this Section; provided, however, that neither Grantee nor any successor-in-interest shall be bound by any payment of rent for more than one (1) month in advance, or any amendment or modification of said Lease made without the express written consent of Grantee or said successor-in-interest.

(d)                                 Upon the occurrence of an Event of Default under this Security Instrument, whether before or after the whole principal sum secured hereby is declared to be immediately due or whether before or after the institution of legal proceedings to foreclose this Security Instrument, forthwith, upon demand of Grantee, Grantor shall surrender to Grantee, and Grantee shall be entitled to take actual possession of, the Property or any part thereof personally, or by its agent or attorneys. In such event, Grantee shall have, and Grantor hereby gives and grants to Grantee, the right, power and authority to make and enter into Leases with respect to the Property or portions thereof for such rents and for such periods of occupancy and upon conditions and provisions as Grantee may deem desirable in its sole discretion, and Grantor expressly acknowledges and agrees that the term of any such Lease may extend beyond the date of any foreclosure sale of the Property, it being the intention of Grantor that in such event Grantee shall be deemed to be and shall be the attorney-in-fact of Grantor for the purpose of making and entering into Leases of parts or portions of the Property for the rents and upon the terms, conditions and provisions deemed desirable to Grantee in its sole discretion and with like effect as if such Leases had been made by Grantor as the owner in fee simple of the Property free and clear of any conditions or limitations established by this Security Instrument. The power and authority hereby given and granted by Grantor to Grantee shall be deemed to be coupled with an interest, shall not be revocable by Grantor so long as any portion of the Debt is outstanding, shall survive the voluntary or involuntary dissolution of Grantor and shall not be affected by any disability or incapacity suffered by Grantor subsequent to the date hereof. In connection with any action taken by Grantee pursuant to this Section, Grantee shall not be liable for any loss sustained by Grantor resulting from any failure to let the Property, or any part thereof, or from any other act or omission of Grantee in managing the Property, nor shall Grantee be obligated to perform or discharge any obligation, duty or liability under any Lease covering the Property or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder. Grantor shall, and does hereby, indemnify Grantee for, and hold Grantee harmless from, any and all claims, actions, demands, liabilities, loss or damage which may or might be incurred by Grantee under any such Lease or under this Security Instrument or by the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against Grantee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any such Lease other than those finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of Grantee. Should Grantee incur any such liability, the amount thereof, including, without limitation, costs, expenses and reasonable attorneys’ fees, together with interest thereon at the Default Interest Rate from the date incurred by Grantee until actually paid by Grantor, shall be immediately due and payable to Grantee by Grantor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt. Nothing in this Section shall impose on Grantee any duty, obligation or responsibility for the control, care, management or repair of the Property, or for the carrying out of any of the terms and conditions of any such Lease, nor shall it operate to make Grantee responsible or liable for any waste committed on the Property by the Tenants or by any other parties or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property. Grantor hereby assents to, ratifies and confirms any and all actions of Grantee with respect to the Property taken under this Section.

1.13                        Alienation and Further Encumbrances.

(a)                                  Grantor acknowledges that Grantee has relied upon the principals of Grantor and their experience in owning and operating the Property and properties similar to the Property in connection with the closing of the loan evidenced by the Note. Accordingly, except as specifically allowed hereinbelow in this Section and notwithstanding anything to the contrary contained in Section 4.6 hereof, in the event that the Property or any part thereof or interest therein shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to Tenants of space in the Improvements in accordance with the provisions of Section 1.12 hereof), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Grantor shall be divested of its title to the Property or any interest therein, in any manner or way, whether voluntarily or involuntarily, without the prior written consent of Grantee being first obtained, which consent may be withheld in Grantee’s sole discretion, then the same shall constitute an Event of Default and Grantee shall have the right, at its option, to declare any or all of the Debt, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article III hereof. For the purposes of this Section: (i) in the event either Grantor or any of its general partners or members is a corporation or trust, the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of more than 10% of the issued and outstanding capital stock of Grantor or any of its general partners or members or of the beneficial interest of such trust (or the issuance of new shares of capital stock in Grantor or any of its general partners or managing members so that immediately after such issuance (in one or a series of transactions) the total capital stock then issued and outstanding is more than 110% of the total immediately prior to such issuance) shall be deemed to be a transfer of an interest in the Property; and (ii) in the event Grantor or any general partner or managing member of Grantor is a limited or general partnership, a joint venture or a limited liability company, a change in the ownership interests in any general partner, any joint venturer or any managing member, either voluntarily, involuntarily or otherwise, or the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of the interest of any such general partner, joint venturer or managing member in Grantor or such general partner or managing member (whether in the form of a beneficial or partnership interest or in the form of a power of direction, control or management, or otherwise), shall be deemed to be a transfer of an interest in the Property. Notwithstanding the foregoing, however, (i) limited partnership interests in Grantor or in any general partner or member of Grantor shall be freely transferable without the consent of Grantee, (ii) any involuntary transfer caused by the death of Grantor or any general partner, shareholder, joint venturer, member or beneficial owner of a trust shall not be an Event of Default under this Security Instrument so long as Grantor is reconstituted, if required, following such death and so long as those persons responsible for the management of the Property and Grantor remain unchanged as a result of such death or any replacement management is approved by Grantee, (iii) gifts for estate planning purposes of any individual’s interests in Grantor or in any of Grantor’s general partners, managing members or joint venturers to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, shall not be an Event of Default under this Security Instrument so long as Grantor is reconstituted, if required, following such gift and so long as those persons responsible for the management of the Property and Grantor remain unchanged following such gift or any replacement management is approved by Grantee and (iv) membership interests in each limited liability company tenant-in-common entity comprising Grantor or in any general partner or member of such entity shall be freely transferable without the consent of Grantee so long as the principal controlling and managing such entity as of the date hereof remains unchanged following such transfer.

(b)                                 Notwithstanding the foregoing provisions of this Section, Grantee shall consent to a sale, conveyance or transfer of the Property in its entirety (hereinafter, “a Sale”) to any person or entity provided that, for each Sale, each of the following terms and conditions are satisfied;

(1)                                  No Default and no Event of Default is then continuing hereunder or under any of the other Loan Documents;

(2)                                  Grantor gives Grantee written notice of the terms of such prospective Sale not less than sixty (60) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Grantee all such information concerning the proposed transferee of the Property (hereinafter, “Buyer”) as Grantee would require in evaluating an initial extension of credit to a borrower and pays to Grantee a non-refundable application fee in the amount of $5,000. Grantee shall have the right to approve or disapprove the proposed Buyer, In determining whether to give or withhold its approval of the proposed Buyer, Grantee shall consider the Buyer’s experience and track record in owning and operating facilities similar to the Property, the Buyer’s financial strength, the Buyer’s general business standing and the Buyer’s relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Grantee’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Grantee determines to be commercially reasonable in Grantee’s sole discretion and, if given, may be given subject to such conditions as Grantee may deem appropriate;

(3)                                  Grantor pays Grantee, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Grantee in connection with the Sale, plus an amount equal to one half of one percent (0.5%) of the then outstanding principal balance of the Note for the first Sale and one percent (1.0%) of the then outstanding principal balance of the Note for each Sale after the First Sale;

(4)                                  The Buyer assumes and agrees to pay the Debt subject to the provisions of Section 4.27 hereof and, prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to Grantee, such documents and agreements as Grantee shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as Grantee may require;

(5)                                  A party associated with the Buyer approved by Grantee in its sole discretion assumes the obligations of the current Indemnitor under its guaranty or indemnity agreement and such party associated with the Buyer executes, without any cost or expense to Grantee, a new guaranty or indemnity agreement in form and substance satisfactory to Grantee and delivers such legal opinions as Grantee may require;

(6)                                  Grantor and the Buyer execute, without any cost or expense to Grantee, new financing statements or financing statement amendments and any additional documents reasonably requested by Grantee;

(7)                                  Grantor delivers to Grantee, without any cost or expense to Grantee, such endorsements to Grantee’s title insurance policy, hazard insurance policy endorsements or certificates and other similar materials as Grantee may deem necessary at the time of the Sale, all in form and substance satisfactory to Grantee, including, without limitation, an endorsement or endorsements to Grantee’s title insurance policy insuring the lien of this Security Instrument, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (4) of this Section, with no additional exceptions added to such policy, and insuring that fee simple title to the Property is vested in the Buyer;

(8)                                  Grantor executes and delivers to Grantee, without any cost or expense to Grantee, a release of Grantee, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents, through and including the date of the closing of the Sale, which agreement shall be in form and substance satisfactory to Grantee and shall be binding upon the Buyer;

(9)                                  Subject to the provisions of Section 4.27 hereof, such Sale is not construed so as to relieve Grantor of any personal liability under the Note or any of the other Loan

Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, whether or not same is discovered prior or subsequent to the closing of such Sale, and Grantor executes, without any cost or expense to Grantee, such documents and agreements as Grantee shall reasonably require to evidence and effectuate the ratification of said personal liability. Grantor shall be released from and relieved of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, and

(10)                            Such Sale is not construed so as to relieve any current Indemnitor of its obligations under any guaranty or indemnity agreement for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, and each such current Indemnitor executes, without any cost or expense to Grantee, such documents and agreements as Grantee shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement. Each such current Indemnitor shall be released from and relieved of any of its obligations under any guaranty or indemnity agreement executed in connection with the loan secured hereby for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale.

(c)                                  Notwithstanding the foregoing to the contrary, Grantor shall have the right to obtain subordinate financing on the Property secured by interests in the Grantor provided (i) the subordinate lender executes a subordination and standstill agreement acceptable to Grantee in its sole discretion, (ii) the Property with such subordinate financing (A) supports a minimum debt service coverage ratio of 1.15:1, as determined by Lender in its sole discretion and (B) does not have a loan-to-value ratio in excess of 85%, as determined by an independent MAI appraisal at Grantor’s expense, subject to review and approval by Grantee and (iii) Grantor or subsequent Buyer reimburses Grantee for all reasonable costs and expenses incurred by Grantee in connection with and directly related to such subordinate financing. In addition, a subsequent Buyer may obtain subordinate financing on the Property secured by interests in such Buyer provided the Property with such subordinated financing does not exceed a loan to acquisition price of 85%. Subordinate financing obtained by a subsequent Buyer may be secured by a subordinate lien on the Property if the conditions set forth in this Section 1.13(c)(i), (ii) (A) and (B) and (iii) are satisfied.

1.14                        Payment of Utilities. Assessments, Charges, Etc.

Grantor shall pay when due all utility charges which are incurred by Grantor or which may become a charge or lien against any portion of the Property for gas, electricity, water and sewer services furnished to the Premises and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Premises and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

1.15                        Access Privileges and Inspections.

Grantee and the agents, representatives and employees of Grantee shall, subject to the rights of Tenants, have full and free access to the Premises and the Improvements and any other location where books and records concerning the Property are kept at all reasonable times and, except in the event of an emergency, upon not less than 24 hours prior notice (which notice may be telephonic) for the purposes of inspecting the Property and of examining, copying and making extracts from the books and records of Grantor relating to the Property. Grantor shall lend assistance to all such agents, representatives and employees of Grantee.

1.16                        Waste; Alteration of Improvements.

Grantor shall not commit, suffer or permit any waste on the Property nor take any actions that might invalidate any insurance carried on the Property. Grantor shall maintain the Property in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Grantee. Without the prior written consent of Grantee, Grantor shall not commence construction of any improvements on the Premises other than improvements required for the maintenance or repair of the Property.

1.17                        Zoning.

Without the prior written consent of Grantee, Grantor shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Premises or the Improvements. Grantor shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Premises or the Improvements. Grantor shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Property. Grantor shall keep all licenses, permits, franchises and other approvals necessary for the operation of the Property in full force and effect. Grantor shall operate the Property as a retail shopping center for so long as the Debt is outstanding. If, under applicable zoning provisions, the use of all or any part of the Premises or the Improvements is or becomes a nonconforming use, Grantor shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Grantee. Further, without Grantee’s prior written consent, Grantor shall not file or subject any part of the Premises or the Improvements to any declaration of condominium or co-operative or convert any part of the Premises or the Improvements to a condominium, co-operative or other form of multiple ownership and governance.

1.18                        Financial Statements and Books and Records.

Grantor shall keep accurate books and records of account of the Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles. Grantee and its duly authorized representatives shall have the right to examine, copy and audit Grantor’s records and books of account at all reasonable times. So long as this Security Instrument continues in effect, Grantor shall provide to Grantee, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Grantee as being true and correct by Grantor or the person or entity to which they pertain, as applicable, and be prepared in accordance with generally accepted accounting principles consistently applied and be in form and substance acceptable to Grantee:

(a)                                  copies of all tax returns filed by Grantor, within thirty (30) days after the date of filing;

(b)                                 monthly operating statements for the Property, within fifteen (15) days after the end of each of the first (1st) twelve (12) calendar months following the date hereof; and

(c)                                  quarterly operating statements for the Property, within thirty (30) days after the end of each March, June, September and December commencing with the first (1st) of such months to occur following the first (1st) anniversary of the date hereof;

(d)                                 annual balance sheets for the Property and annual financial statements for Grantor, each principal or general partner in Grantor, and each Indemnitor, within ninety (90) days after the end of each calendar year;

(e)                                  such other information with respect to the Property, Grantor, the principals or general partners in Grantor, and each Indemnitor, which may be reasonably requested from time to time by Grantee, within a reasonable time after the applicable request.

If any of the aforementioned materials are not furnished to Grantee within the applicable time periods or Grantee has a reasonable basis to be dissatisfied with the contents of any of the foregoing and has notified Grantor of its dissatisfaction, in addition to any other rights and remedies of Grantee contained herein, (i) Grantor shall pay to Grantee upon demand, at Grantee’s option and in its sole discretion, an amount equal to $10,000 for each of the aforementioned materials that is not delivered in accordance with general accepted accounting principles, provided Grantee has given Grantor at least 30 days prior notice of such failure, and (ii) Grantee shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Grantee, in which event Grantor agrees to pay, or to reimburse Grantee for, any expense of such audit and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.

1.19                        Further Documentation.

Grantor shall, on the request of Grantee and at the expense of Grantor: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Security Instrument or in the contents of any of the other Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Security Instrument and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically, without limitation, any financing statement) deemed advisable by Grantee to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (d) promptly furnish to Grantee, upon Grantee’s request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Grantee and in form and substance supplied by Grantee, setting forth all amounts due under the Note, stating whether any Default or Event of Default has occurred hereunder, stating whether any offsets or defenses exist against the Debt and containing such other matters as Grantee may reasonably require.

1.20                        Payment of Costs; Reimbursement to Grantee.

Grantor shall pay all costs and expenses of every character reasonably incurred in connection with the closing of the loan evidenced by the Note and secured hereby or otherwise attributable or chargeable to Grantor as the owner of the Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees and reasonable attorneys’ fees. If Grantor defaults in any such payment, which default is not cured within any applicable grace or cure period, Grantee may pay the same and Grantor shall reimburse Grantee on demand for all such costs and expenses incurred or paid by Grantee, together with such interest thereon at the Default Interest Rate from and after the date of Grantee’s making such payment until reimbursement thereof by Grantor. Any such sums disbursed by Grantee, together with such interest thereon, shall be additional indebtedness of Grantor secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the Debt. Further, Grantor shall promptly notify Grantee in writing of any litigation or threatened litigation affecting the Property, or any other demand or claim which, if enforced, could impair or threaten to impair Grantee’s security hereunder. Without limiting or waiving any other rights and remedies of Grantee hereunder, if Grantor fails to perform any of its covenants or agreements contained in this Security Instrument or in any of the other Loan Documents and such failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Grantee’s interest in the Property or Grantee’s right to enforce its security, then Grantee may, at its option, with or without notice to Grantor, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Security Instrument or to remedy the failure of Grantor to perform its covenants and agreements (without, however, waiving any default of Grantor). Grantor agrees to pay on demand all expenses of Grantee incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Grantee incurs such expenses until reimbursement thereof by Grantor. Any such expenses so incurred by Grantee, together with interest thereon as provided above, shall be additional indebtedness of Grantor secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the Debt. The necessity for any such actions and of the amounts to be paid shall be determined by Grantee in its discretion. Grantee is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor. Grantor hereby acknowledges and agrees that the remedies set forth in this Section 1.20 shall be exercisable by Grantee, and any and all payments made or costs or expenses incurred by Grantee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Grantor with interest thereon at the Default Interest Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Grantee after the filing by Grantor of a voluntary case or the filing against Grantor of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to Grantor, Grantee, any Indemnitor, the Debt or any of the Loan Documents. Grantor hereby indemnifies and holds Grantee harmless from and against all loss, cost and expenses with respect to any Event of Default hereof, any liens (i.e., judgments, mechanics’ and materialmen’s liens, or otherwise), charges and encumbrances filed against the Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Premises or the Improvements or any nuisance made or suffered thereon, except those that are due to Grantee’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, including, without limitation, in any case, reasonable attorneys’ fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level, and such indemnity shall survive payment in full of the Debt. This Section shall not be construed to require Grantee to incur any expenses, make any appearances or take any actions.

1.21                        Security Interest.

This Security Instrument is also intended to encumber and create a security interest in, and Grantor hereby grants to Grantee a security interest in, all sums on deposit with Grantee pursuant to the provisions of Section 1.6, Section 1.7, Section 1.8 and Section 1.34 hereof or any other Section hereof or of any other Loan Document and all fixtures, chattels, accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property is hereinafter referred to collectively as the “Collateral”), whether or not the same shall be attached to the Premises or the Improvements in any manner. It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Premises and the Improvements. The foregoing security interest shall also cover Grantor’s leasehold interest in any of the foregoing property which is leased by Grantor. Notwithstanding the foregoing, all of the foregoing property shall be owned by Grantor and no leasing or installment sales or other financing or title retention agreement in connection therewith shall be permitted without the prior written approval of Grantee. Grantor shall, from time to time upon the request of Grantee, supply Grantee with a current inventory of all of the property in which Grantee is granted a security interest hereunder, in such detail as Grantee may reasonably require. Grantor shall promptly replace all of the Collateral subject to the lien or security interest of this Security Instrument when worn or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and will not, without the prior written consent of Grantee, remove from the Premises or the Improvements any of the Collateral subject to the lien or security interest of this Security Instrument except such as is replaced by an article of equal suitability and value as above provided, owned by Grantor free and clear of any lien or security interest except that created by this Security Instrument and the other Loan Documents. All of the Collateral shall be kept at the location of the Premises except as otherwise required by the terms of the Loan Documents. Grantor shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

Grantor warrants that (i) Grantor’s (that is, “Debtor’s”) name, identity or organizational structure, and residence or principal place of business are as set forth in Exhibit B attached hereto; (ii) Grantor (that is, “Debtor”) has been using or operating under said name, identity or organizational structure without change from the date of its formation; and (iii) the location of the collateral is upon the Land. Grantor covenants and agrees that Grantor will furnish Grantee with notice of any change in the matters addressed by clauses (i) and (iii) of this paragraph within thirty (30) days of the effective date of any such change and Grantor will promptly execute any financing statements or other instruments deemed necessary by Grantee to prevent any filed financing statement from becoming misleading or losing its perfected status.

1.22                        Security Agreement.

This Security Instrument constitutes a security agreement between Grantor and Grantee with respect to the Collateral in which Grantee is granted a security interest hereunder, and, cumulative of all other rights and remedies of Grantee hereunder, Grantee shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code. Grantor hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Grantee the attorney-in-fact of Grantor to execute and deliver and, if appropriate, to file with the appropriate filing officer or office, such security agreements, financing statements, continuation statements or other instruments as Grantee may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. To the extent specifically provided herein, Grantee shall have the right of possession of all cash, securities, instruments, negotiable instruments, documents, certificates and any other evidences of cash or other property or evidences of rights to cash rather than property, which are now or hereafter a part of the Property, and Grantor shall promptly deliver the same to Grantee, endorsed to Grantee, without further notice from Grantee. Grantor agrees to furnish Grantee with notice of any change in the name, identity, organizational structure, residence, or principal place of business or mailing address of Grantor within ten (10) days of the effective date of any such change. Upon the occurrence of any Event of Default, Grantee shall have the rights and remedies as prescribed in this Security Instrument, or as prescribed by general law, or as prescribed by any applicable Uniform Commercial Code, all at Grantee’s election. Any disposition of the Collateral may be conducted by an employee or agent of Grantee. Any person, including both Grantor and Grantee, shall be eligible to purchase any part or all of the Collateral at any such disposition. Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Grantee’s reasonable attorneys’ fees and legal expenses), together with interest thereon at the Default Interest Rate from the date incurred by Grantee until actually paid by Grantor, shall be paid by Grantor on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the Debt. Grantee shall have the right to enter upon the Premises and the Improvements or any real property where any of the property which is the subject of the security interest granted herein is located to take possession of, assemble and collect the same or to render it unusable, or Grantor, upon demand of Grantee, shall assemble such property and make it available to Grantee at the Premises, or at a place which is mutually agreed upon or, if no such place is agreed upon, at a place reasonably designated by Grantee to be reasonably convenient to Grantee and Grantor. If notice is required by law, Grantee shall give Grantor at least ten (10) days’ prior written notice of the time and place of any public sale of such property, or adjournments thereof, or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Grantor, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Grantor. No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with a foreclosure sale as provided in Section 3.1(e) hereof upon giving the same notice with respect to the sale of the Property hereunder as is required under said Section 3.l(e). Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Grantee pursuant to any applicable Uniform Commercial Code:

(a)                                  In the event of a foreclosure sale, the Property may, at the option of Grantee, be sold as a whole; and

(b)                                 It shall not be necessary that Grantee take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

(c)                                  Grantee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Grantee, including the sending of notices and the conduct of the sale, but in the name and on behalf of Grantee.

The names and addresses of Grantor (as Debtor under any applicable Uniform Commercial Code) are set forth on Exhibit B attached hereto.

The name and address of Grantee (as Secured Party under any applicable Uniform Commercial Code) are:

Wachovia Bank, National Association
201 South Tryon Street, Suite 130,
PMB Box #4
Loan Number 50-2753516
Charlotte, North Carolina 28202

1.23                        Easements and Rights-of-Way.

Grantor shall not grant any easement or right-of-way with respect to all or any portion of the Premises or the Improvements without the prior written consent of Grantee. The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Security Instrument and may take immediate possession of the Property free from, and despite the terms of, such grant of easement or right-of-way. If Grantee consents to the grant of an easement or right-of-way, Grantee agrees to grant such consent without charge to Grantor other than expenses, including, without limitation, reasonable attorneys’ fees, incurred by Grantee in the review of Grantor’s request and in the preparation of documents effecting the subordination.

1.24                        Compliance with Laws.

Grantor shall at all times comply with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Property and any environmental or ecological requirements, even if such compliance shall require structural changes to the Property; provided, however, that, Grantor may, upon providing Grantee with security satisfactory to Grantee, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. Grantor shall not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any Lease of or any other agreement applicable to the Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

1.25                        Additional Taxes.

In the event of the enactment after the date hereof of any law of the state in which the Property is located or of any other governmental entity deducting from the value of the Property for the purpose of taxing any lien or security interest thereon, or imposing upon Grantee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Grantor, or changing in any way the laws relating to the taxation of deeds of trust, mortgages or security agreements or debts secured by deeds of trust, mortgages or security agreements or the interest of the Grantee, mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Security Instrument or the Debt or Grantee, then, and in any such event, Grantor, upon demand by Grantee, shall pay such taxes, assessments, charges or liens, or reimburse Grantee therefor; provided, however, that if in the opinion of counsel for Grantee (a) it might be unlawful to require Grantor to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Grantee may elect, by notice in writing given to Grantor, to declare all of the Debt to be and become due and payable in full thirty (30) days from the giving of such notice, and, in connection with the payment of such Debt, no prepayment premium or fee shall be due unless, at the time of such payment, an Event of Default or a Default shall have occurred, which Default or Event of Default is unrelated to the provisions of this Section 1.25, in which event any applicable prepayment premium or fee in accordance with the terms of the Note shall be due and payable.

1.26                        Secured Indebtedness.

It is understood and agreed that this Security Instrument shall secure payment of not only the indebtedness evidenced by the Note but also any and all substitutions, replacements, renewals and extensions of the Note, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligations arising pursuant to the terms of any of the other Loan Documents, all of which indebtedness is equally secured with and has the same priority as any amounts advanced as of the date hereof. It is agreed that any future advances made by Grantee to or for the benefit of Grantor from time to time under this Security Instrument or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Grantee, or otherwise, made for any purpose, within twenty (20) years from the date hereof, and all interest accruing thereon, shall be equally secured by this Security Instrument and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Security Instrument.

1.27                        Grantor’s Waivers.

To the full extent permitted by law, Grantor agrees that Grantor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the Debt prior to any sale of the Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Property so sold. Grantor, for Grantor and Grantor’s successors and assigns, and for any and all persons ever claiming any interest in the Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel: (a) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the Debt (except such notices as are specifically provided for herein); (b) waives, releases, relinquishes and forever forgoes all right to a marshaling of the assets of Grantor, including the Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Property sold as an entirety; and (c) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under applicable law. To the full extent permitted by law, Grantor shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Grantee under the terms of this Security Instrument to a sale of the Property, for the collection of the Debt without any prior or different resort for collection, or the right of Grantee under the terms of this Security Instrument to the payment of the Debt out of the proceeds of sale of the Property in preference to every other claimant whatever. Furthermore, Grantor hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Security Instrument or to collect any of the Debt to the fullest extent permitted by law. Grantor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Grantor, Grantor shall not seek a supplemental stay or otherwise shall not seek pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Grantee to enforce any rights of Grantee against any guarantor or indemnitor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

1.28                        SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)                                  GRANTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AFTER CONSULTING WITH COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE PREMISES IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THIS SECURITY INSTRUMENT OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY IN WHICH THE PREMISES IS LOCATED, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF GRANTEE TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).

(b)                                 GRANTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AFTER CONSULTING WITH COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT OR ANY CONDUCT, ACT OR OMISSION OF GRANTEE OR GRANTOR, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH GRANTEE OR GRANTOR, IN EACH OR THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

1.29                        Attorney-in-Fact Provisions.

With respect to any provision of this Security Instrument or any other Loan Document whereby Grantor grants to Grantee a power-of-attorney, provided no Default or Event of Default has occurred under this Security Instrument, Grantee shall first give Grantor written notice at least three (3) days prior to acting under such power, which notice shall demand that Grantor first take the proposed action within such period and advising Grantor that if it fails to do so, Grantee will so act under the power; provided, however, that, in the event that a Default or an Event of Default has occurred, or if necessary to prevent imminent death, serious injury, damage, loss, forfeiture or diminution in value to the Property or any surrounding property or to prevent any adverse affect on Grantee’s interest in the Property, Grantee may act immediately and without first giving such notice. In such event, Grantee will give Grantor notice of such action as soon thereafter as reasonably practical.

1.30                        Management.

The management of the Property shall be by either: (a) Grantor or an entity affiliated with Grantor approved by Grantee for so long as Grantor or said affiliated entity is managing the Property in a first class manner; or (b) a professional property management company approved by Grantee. Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Grantee. In no event shall any manager be removed or replaced or the terms of any management agreement modified or amended without the prior written consent of Grantee. After an Event of Default or a default under any management contract then in effect, which default is not cured within any applicable grace or cure period, Grantee shall have the right to terminate, or to direct Grantor to terminate, such management contract upon thirty (30) days’ notice and to retain, or to direct Grantor to retain, a new management agent approved by Grantee. All Rents and Profits generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Grantor’s liabilities and obligations with respect to this Security Instrument and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Property shall be diverted by Grantor and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied.

1.31                        Hazardous Waste and Other Substances.

(a)                                  Grantor hereby represents and warrants to Grantee that, as of the date hereof, to the best of Grantor’s knowledge, information and belief, and except as set forth in that certain Phase I Environmental Site Assessment dated October 4, 2002 and prepared by EPIC Engineering Inc.; (i) none of Grantor nor the Property nor any Tenant at the Premises nor the operations conducted thereon is in direct or indirect violation of or otherwise exposed to any liability under any local, state or federal law, rule or regulation or common law duty pertaining to human health, natural resources or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.) (“RCRA”), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Emergency Planning and Community-Right-to-Know Act (42 U.S.C. §11001 et seq.), the Endangered Species Act (16 U.S.C. §1531 et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. §651 et seq.) and the Hazardous Materials Transportation Act (49 U.S.C. §1801 et

seq.), the Georgia Hazardous Waste Management Act, as amended, O.C.G.A. § 12-8-60 et seq., the Georgia Oil or Hazardous Materials Spills or Releases Act, as amended, O.C.G.A. § 12-14-1 et seq., the Georgia Comprehensive Solid Waste Management Act, as amended, O.C.G.A. § 12-8-20 et seq., the Georgia Asbestos Safety Act, as amended, O.C.G.A. § 12-12-1 et seq., the Georgia Underground Storage Tank Act, as amended, O.C.G.A. § 12-13-1 et seq., the Georgia Water Quality Control Act, as amended, O.C.G.A. § 12-5-20 et seq., the Georgia Hazardous Site Response Act, as amended, O.C.G.A. § 12-8-90 et seq., and regulations promulgated pursuant thereto by the Georgia Department of Natural Resources Environmental Protection Division and the regulations promulgated pursuant to said laws, all as amended, regulations promulgated pursuant to said laws, all as amended from time to time (collectively, the “Environmental Laws”) or otherwise exposed to any liability under any Environmental Law relating to or affecting the Property, whether or not used by or within the control of Grantor; (ii) no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos or asbestos-containing materials, lead based paint, polychlorinated biphenyls, petroleum or petroleum products or byproducts, flammable explosives, radioactive materials, infectious substances, radon gas or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”) are located on, in or under or have been handled, generated, stored, processed or disposed of on or released or discharged from the Property (including underground contamination), except for those substances used by Grantor or any Tenant in the ordinary course of their respective businesses and in compliance with all Environmental Laws and where such could not reasonably be expected to give rise to liability under Environmental Laws; (iii) the Property is not subject to any private or governmental lien or judicial or administrative notice or action arising under Environmental Laws; (iv) there is no pending, nor, to Grantor’s knowledge, information or belief, threatened litigation arising under Environmental Laws affecting Grantor or the Property; there are no and have been no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances or landfills or dumps on the Property; (v) Grantor has received no notice of, and to the best of Grantor’s knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property, nor does Grantor know of any basis for such an investigation, action, proceeding or claim; (vi) Grantor has received no notice of and, to the best of Grantor’s knowledge and belief, there has been no claim by any party that any use, operation or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property, nor does Grantor know of any basis for such an investigation, action, proceeding or claim; and (vii) radon is not present at the Property in excess or in violation of any applicable thresholds or standards or in amounts that require under applicable law disclosure to any tenant or occupant of or invitee to the Property or to any governmental agency or the general public.

(b)                                 Grantor has not received nor to the best of Grantor’s knowledge, information and belief has there been issued, any notice, notification, demand, request for information, citation, summons, or order in any way relating to any actual, alleged or potential violation or liability arising under Environmental Laws; and

(c)                                  Neither the Property, nor to the best of Grantor’s knowledge, information and belief, any property to which Grantor has, in connection with the maintenance or operation of the Property, directly or indirectly transported or arranged for the transportation of any Hazardous Substances is listed or, to the best of Grantor’s knowledge, information and belief, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal or state list of sites requiring environmental investigation or clean-up.

(d)                                 Grantor shall comply with all applicable Environmental Laws. Grantor shall keep or cause the Property to be kept free from Hazardous Substances (except those substances used by Grantor or any Tenant in the ordinary course of their respective businesses and except in compliance with all Environmental Laws and where such could not reasonably be expected to give rise to liability under Environmental Laws) and in compliance with all Environmental Laws. Grantor shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all Tenants in quantities or conditions that would violate or give rise to any obligation to take remedial or other action under any applicable Environmental Laws. Without limiting the generality of the foregoing, during the term of this Security Instrument, Grantor shall not install in the Improvements or permit to be installed in the Improvements any asbestos or asbestos- containing asbestos.

(e)                                  Grantor shall promptly notify Grantee if Grantor shall become aware of (i) the actual or potential existence of any Hazardous Substances on the Property other than those occurring in the ordinary course of Grantor’s business and which do not violate, or would not otherwise give rise to liability under Environmental Laws, (ii) any direct or indirect violation of, or other exposure to liability under, any Environmental Laws, (iii) any lien, action or notice affecting the Property or Grantor resulting from any violation or alleged violation of or liability or alleged liability under any Environmental Laws, (iv) the institution of any investigation, inquiry or proceeding concerning Grantor or the Property pursuant to any Environmental Laws or otherwise relating to Hazardous Substances, or (v) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Security Instrument incorrect in any respect if made at the time of such discovery. Immediately upon receipt of same, Grantor shall deliver to Grantee copies of any and all requests for information, complaints, citations, summonses, orders, notices, reports or other communications, documents or instruments in any way relating to any actual, alleged or potential violation or liability of any nature whatsoever arising under Environmental Laws and relating to the Property or to Grantor. Indemnitors shall remedy or cause to be remedied in a timely manner (and in any event within the time period permitted by applicable Environmental Laws) any violation of Environmental Laws or any condition that could give rise to liability under Environmental Laws. Without limiting the foregoing, Grantor shall, promptly and regardless of the source of the contamination or threat to the environment or human health, at its own expense, take all actions as shall be necessary or prudent, for the clean-up of any and all portions of the Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Grantee) and shall further pay or cause to be paid, at no expense to Grantee, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property. In the event Grantor fails to do so, Grantee may, but shall not be obligated to, cause the Property or other affected property to be freed from any Hazardous Substances or otherwise brought into conformance with Environmental Laws and any and all costs and expenses incurred by Grantee in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Grantee until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the Debt. Grantor hereby grants to Grantee and its agents and employees access to the Property and a license to remove any items deemed by Grantee to be Hazardous Substances and to do all things Grantee shall deem necessary to bring the Property into conformance with Environmental Laws.

(f)                                    Grantor covenants and agrees, at Grantor’s sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Grantee), and hold Grantee harmless from and against any and all liens, damages (including without limitation, punitive or exemplary damages), losses, liabilities (including, without limitation, strict liability), obligations, settlement payments, penalties, fines, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Grantee or the Property, and arising directly or indirectly from or out of: (i) any violation or alleged violation of, or liability or alleged liability under, any Environmental Law; (ii) the presence, release or threat of release of or exposure to any Hazardous Substances on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of Grantor; (iii) any transport, treatment, recycling, storage, disposal or arrangement therefor of Hazardous Substances whether on the Property, originating from the Property, or otherwise associated with Grantor or any operations conducted on the Property at any time; (iv) the failure by Grantor to comply fully with the terms and conditions of this Section 1.31; (v) the breach of any representation or warranty contained in this Section 1.31; (vi) the enforcement of this Section 1.31, including, without limitation, the cost of assessment, investigation, containment, removal and/or remediation of any and all Hazardous Substances from all or any portion of the Property or any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of the Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of the Property or any surrounding areas. The indemnity set forth in this Section 1.31 shall also include any diminution in the value of the security afforded by the Property or any future reduction in the sales price of the Property by reason of any matter set forth in this Section 1.31. The foregoing indemnity shall specifically not include any such costs relating to Hazardous Substances which are initially placed on, in or under the Property after foreclosure or other taking of title to the Property by Grantee or its successors or assigns. Grantee’s rights under this Section shall survive payment in full of the Debt and shall be in addition to all other rights of Grantee under this Security Instrument, the Note and the other Loan Documents.

(g)                                 Upon Grantee’s request, at any time after the occurrence of an Event of Default or at such other time as Grantee has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on the Property, or on property contiguous with the Property, or that the Property may be in violation of the Environmental Laws, Grantor shall perform or cause to be performed, at Grantor’s sole cost and expense and in scope, form and substance satisfactory to Grantee, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Grantee indicating the presence or absence of Hazardous Substances on the Property, the compliance or non-compliance status of the Property and the operations conducted thereon with applicable Environmental Laws, or an inspection or audit of the Property prepared by an engineering or consulting firm approved by Grantee indicating the presence or absence of friable asbestos or substances containing asbestos or lead or substances containing lead or lead based paint (“Lead Based Paint”) on the Property. If Grantor fails to provide reports of such inspection or audit within thirty (30) days after such request, Grantee may order the same, and Grantor hereby grants to Grantee and its employees and agents access to the Property and an irrevocable license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the Default Interest Rate from the date incurred by Grantee until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the Debt.

(h)                                 Reference is made to that certain Environmental Indemnity Agreement of even date herewith by and among Grantor, the indemnitor named therein and Grantee (the “Environmental Indemnity Agreement”). The provisions of this Security Instrument and the Environmental Indemnity Agreement shall be read together to maximize the coverage with respect to the subject matter thereof, as determined by Grantee.

(i)                                     [Reserved].

(j)                                     If, prior to the date hereof, it was determined that the Property contains Lead Based Paint, Grantor had prepared an assessment report describing the location and condition of the Lead Based Paint (a “Lead Based Paint Report”). If, at any time hereafter, Lead Based Paint is suspected of being present on the Property, Grantor agrees, at its sole cost and expense and within twenty (20) days thereafter, to cause to be prepared a Lead Based Paint Report prepared by an expert, and in form, scope and substance, acceptable to Grantee.

(k)                                  Grantor agrees that if it has been, or if at any time hereafter it is, determined that the Property contains Lead Based Paint, on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof or (ii) such determination, if such determination is hereafter made, as applicable, Grantor shall, at its sole cost and expense, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint on the Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Grantee (together with any Lead Based Paint Report, the “O&M Plan”). (If an O&M Plan has been prepared prior to the date hereof, Grantor agrees to diligently and continually carry out (or cause to be carried out) the provisions thereof.) Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws.

1.32                        Indemnification; Subrogation.

(a)                                  Grantor shall indemnify, defend and hold Grantee harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Property or the Debt, and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Grantee’s reasonable attorneys’ fees) of whatever kind or nature which may be asserted against, imposed on or incurred by Grantee in connection with the Debt, this Security Instrument, the Property, or any part thereof, or the exercise by Grantee of any rights or remedies granted to it under this Security Instrument; provided, however, that nothing herein shall be construed to obligate Grantor to indemnify, defend and hold harmless Grantee from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Grantee by reason of Grantee’s willful misconduct or gross negligence.

(b)                                 If Grantee is made a party defendant to any litigation or any claim is threatened or brought against Grantee concerning the Debt, this Security Instrument, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Grantor shall indemnify, defend and hold Grantee harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees and expenses incurred by Grantee in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment. If Grantee commences an action against Grantor to enforce any of the terms hereof or to prosecute any breach by Grantor of any of the terms hereof or to recover any sum secured hereby, Grantor shall pay to Grantee its reasonable attorneys’ fees and expenses. The right to such attorneys’ fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Grantor breaches any term of this Security Instrument, Grantee may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Grantor, Grantor shall pay Grantee reasonable attorneys’ fees and expenses incurred by Grantee, whether or not an action is actually commenced against Grantor by reason of such breach. All references to “attorneys” in this subsection and elsewhere in this Security Instrument shall include, without limitation, any attorney or law firm engaged by Grantee and Grantee’s in-house counsel, and all references to “fees and expenses” in this subsection and elsewhere in this Security Instrument shall include, without limitation, any fees of such attorney or law firm, any appellate counsel fees, if applicable, and any allocation charges and allocation costs of Grantee’s in-house counsel.

(c)                                  A waiver of subrogation shall be obtained by Grantor from its insurance carrier and, consequently, Grantor waives any and all right to claim or recover against Grantee, its officers, employees, agents and representatives, for loss of or damage to Grantor, the Property, Grantor’s property or the property of others under Grantor’s control from any cause insured against or required to be insured against by the provisions of this Security Instrument.

1.33                        Covenants with Respect to Indebtedness, Operations, Fundamental Changes of Grantor.

Grantor hereby represents, warrants and covenants as of the date hereof and until such time as the Debt is paid in full, that Grantor;

(a)                                  will not, nor will any partner, limited or general, member or shareholder thereof, as applicable, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable, in any material term or manner, or in a manner which adversely affects Grantor’s existence as a single purpose entity;

(b)                                 will not liquidate or dissolve (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of any entity;

(c)                                  has not and will not guarantee, pledge its assets for the benefit of, or otherwise become liable on or in connection with, any obligation of any other person or entity;

(d)                                 does not own and will not own any asset other than (i) the Property, and (ii) incidental personal property necessary for the operation of the Property;

(e)                                  is not engaged and will not engage, either directly or indirectly, in any business other than the ownership, management and operation of the Property;

(f)                                    will not enter into any contract or agreement with any general partner, principal, affiliate or member of Grantor, as applicable, or any affiliate of any general partner, principal or member of Grantor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate;

(g)                                 has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Debt, and (ii) affiliate advances or trade payables or accrued expenses incurred in the ordinary course of business of operating the Property, and no other debt will be secured (senior, subordinate or pari passu) by the Property;

(h)                                 has not made and will not make any loans or advances to any third party (including any affiliate);

(i)                                     is and will be solvent and pay its debts from its assets as the same shall become due;

(j)                                     has done or caused to be done and will do all things necessary to preserve its existence, and will observe all formalities applicable to it;

(k)                                  will conduct and operate its business in its own name and as presently conducted and operated;

(l)                                     will maintain financial statements, books and records and bank accounts separate from those of its affiliates, including, without limitation, its general partners or members, as applicable;

(m)                               will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including, without limitation, any affiliate, general partner, or member, as applicable, or any affiliate of any general partner or member of Grantor, as applicable);

(n)                                 will file its own tax returns;

(o)                                 will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(p)                                 will allocate fairly and reasonably any overhead and expense for shared office space;

(q)                                 will not commingle the funds and other assets of Grantor with those of any general partner, member, affiliate, principal or any other person;

(r)                                    has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person;

(s)                                  does not and will not hold itself out to be responsible for the debts or obligations of any other person;

(t)                                    will pay any liabilities out of its own funds, including salaries of its employees, not funds of any affiliate;

(u)                                 will use stationery, invoices, and checks separate from its affiliates; and

(v)                                 will not partition, or permit any partition of, the Property; and

(w)                               will not amend or terminate any co-tenancy or joint ownership agreement without the prior written consent of Grantee.

ARTICLE II

EVENTS OF DEFAULT

2.1                               Events of Default.

The occurrence of any of the following events shall be an Event of Default hereunder:

(a)                                  Grantor fails to pay any money to Grantee required hereunder at the time or within any applicable grace period set forth herein.

(b)                                 Grantor fails to provide insurance as required by Section 1.4 hereof or fails to perform any covenant, agreement, obligation, term or condition set forth in Section 1.31 or Section 1.33 hereof.

(c)                                  Grantor fails to perform any other covenant, agreement, obligation, term or condition set forth herein, other than those otherwise described in this Section 2.1, and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Grantee to Grantor; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Grantor commences to cure such default promptly after receipt of notice thereof from Grantee, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional sixty (60) days.

(d)                                 Any representation or warranty made herein, in or in connection with any application or commitment relating to the loan evidenced by the Note, or in any of the other Loan Documents to Grantee by Grantor, by any principal, general partner, manager or member in Grantor, or by any Indemnitor is determined by Grantee to have been false or misleading in any material respect at the time made.

(e)                                  There shall be a sale, conveyance, disposition, alienation, hypothecation, leasing, assignment, pledge, mortgage, granting of a security interest in or other transfer or further encumbrancing of the Property, Grantor or its general partners or managing members, or any portion thereof or any interest therein, in violation of Section 1.13 hereof.

(f)                                    A default occurs under any of the other Loan Documents or any joint ownership agreement or co-tenancy agreement which has not been cured within any applicable grace or cure period therein provided.

(g)                                 Grantor, any principal, general partner or managing member in Grantor or any Indemnitor becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or files a petition in bankruptcy, or is voluntarily adjudicated insolvent or bankrupt or admits in writing the inability to pay its debts as they mature, or petitions or applies to any tribunal for or consents to or fails to contest the appointment of a receiver, trustee, custodian or similar officer for Grantor, for any such principal, general partner or managing member of Grantor or for any Indemnitor or for a substantial part of the assets of Grantor, of any such principal, general partner or managing member of Grantor or of any Indemnitor, or commences any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

(h)                                 A petition is filed or any case, proceeding or other action is commenced against Grantor, against any principal, general partner or managing member of Grantor or against any Indemnitor seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Grantor, against any principal, general partner or managing member of Grantor or against any Indemnitor, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Grantor, of any such principal, general partner or managing member of Grantor or of any Indemnitor, a receiver, trustee, custodian or similar officer for Grantor, for any such principal, general partner or managing member of Grantor or for any Indemnitor, or for any substantial part of any of the properties of Grantor, of any such principal, general partner or managing member of Grantor or of any Indemnitor, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree is not dismissed within sixty (60) days after being commenced.

(i)                                     The Property or any part thereof is taken on execution or other process of law in any action against Grantor.

(j)                                     Grantor abandons all or a portion of the Property.

(k)                                  The holder of any lien or security interest on the Property (without implying the consent of Grantee to the existence or creation of any such lien or security interest), whether superior or subordinate to this Security instrument or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in, the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(l)                                     The Property, or any part thereof, is subjected to waste or to removal, demolition or material alteration so that the value of the Property is materially diminished thereby and Grantee determines that it is not adequately protected from any loss, damage or risk associated therewith.

(m)                               Any dissolution, termination, partial or complete liquidation, merger or consolidation of Grantor, any of its principals, any general partner or any managing member, or any Indemnitor.

ARTICLE III

REMEDIES

3.1                               Remedies Available.

If there shall occur an Event of Default under this Security Instrument, then this Security Instrument is subject to foreclosure as provided by law and Grantee may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

(a)                                  Acceleration. Accelerate the maturity date of the Note and declare any or all of the Debt to be immediately due and payable without any presentment, demand, protest, notice or action of any kind whatever (each of which is hereby expressly waived by Grantor), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee provided for in the Note shall then be immediately due and payable.

(b)                                 Entry on the Property. Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law, unless such notice and process is waivable, in which case Grantor hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Grantee’s judgment to complete any unfinished construction on the Premises, to preserve the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof, and all sums expended by Grantee therefor, together with interest thereon at the Default Interest Rate, shall be immediately due and payable to Grantee by Grantor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt.

(c)                                  Collect Rents. With or without taking possession of the Property, sue or otherwise collect the Rents, including those past due and unpaid.

(d)                                 Appointment of Receiver. Upon, or at any time prior or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property, as a matter of strict right and without notice to Grantor and without regard to the adequacy of the Property for the repayment of the Debt or the solvency of Grantor or any person or persons liable for the payment of the Debt, and Grantor does hereby irrevocably consent to such appointment, waive any and all notices of and defenses to such appointment and agree not to oppose any application therefor by Grantee, but nothing herein is to be construed to deprive Grantee of any other right, remedy or privilege Grantee may now have under the law to have a receiver appointed, provided, however, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Grantee to receive payment of the Rents pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 3.3 below. Such receivership shall, at the option of Grantee, continue until full payment of all of the Debt or until title to the Property shall have passed by foreclosure sale under this Security Instrument or deed in lieu of foreclosure.

(e)                                  Foreclosure. Immediately commence an action to foreclose this Security Instrument or to specifically enforce its provisions with respect to any of the Debt, pursuant to the statutes in such case made and provided, and sell the Property or cause the Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Grantee. In the event foreclosure proceedings are instituted by Grantee, all expenses incident to such proceedings, including, but not limited to, reasonable attorneys’ fees and costs, shall be paid by Grantor and secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the Debt. The Debt and all other obligations secured by this Security Instrument, including, without limitation, interest at the Default Interest Rate, any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), reasonable attorneys’ fees and any other amounts due and unpaid to Grantee under the Loan Documents, may be bid by Grantee in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Grantee or its assigns may become the purchaser of the Property or any part thereof.

(f)                                    Judicial Remedies. Proceed by suit or suits, at law or in equity, instituted by or on behalf of Grantee, to enforce the payment of the Debt or the other obligations of Grantor hereunder or pursuant to the Loan Documents, to foreclose the liens and security interests of this Security Instrument as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other non-judicial remedies available to Grantee with respect to the Loan Documents. Proceeding with the request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of Grantee.

(g)                                 Other. Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

3.2                               Application of Proceeds.

To the fullest extent permitted by law, the proceeds of any sale under this Security Instrument shall be applied, to the extent funds are so available, to the following items in such order as Grantee in its discretion may determine:

(a)                                  To payment of the reasonable costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Grantee’s rights and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers’ fees, court costs, attorneys’, accountants’, appraisers’, managers’ and other professional fees, title charges and transfer taxes.

(b)                                 To payment of all sums expended by Grantee under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

(c)                                  To payment of the Debt and all other obligations secured by this Security Instrument, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Grantee chooses in its sole discretion.

(d)                                 The remainder, if any, of such funds shall be disbursed to Grantor or to the person or persons legally entitled thereto.

3.3                               Right and Authority of Receiver or Grantee in the Event of Default; Power of Attorney.

Upon the occurrence of an Event of Default, and entry upon the Property pursuant to Section 3.1(b) hereof or appointment of a receiver pursuant to Section 3.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Grantee’s or the receiver’s sole discretion, all at Grantor’s expense, Grantee or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently: (a) enter upon and take possession and control of any and all of the Property; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Property; (c) exclude Grantor and its agents, servants and employees wholly from the Property; (d) manage and operate the Property; (e) preserve and maintain the Property; (f) make repairs and alterations to the Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Grantee may in its sole discretion deem appropriate or desirable to place the Property in such condition as will, in Grantee’s sole discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Property under such terms and conditions as Grantee may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Grantee may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Grantee as attorney-in-fact and agent of Grantor or in its own name as Grantee, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (k) enter such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Grantee may in its sole discretion deem appropriate or desirable; (1) collect and receive the Rents from the Property; (m) eject tenants or repossess personal property, as provided by law, for breaches of the conditions of their leases or other agreements; (n) sue for unpaid Rents, payments, income or proceeds in the name of Grantor or Grantee; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Grantee by this Security Instrument; and (r) do any acts which Grantee in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Grantee may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Security Instrument. This Security Instrument shall constitute a direction to and full authority to any lessee, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Grantor or Grantee, at the request of Grantee, to pay all amounts owing under any lease, contract, concession, license or other agreement to Grantee without proof of the Event of Default relied upon. Any such lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Grantor in so doing) any request, notice or demand by Grantee for the payment to Grantee of any Rents or other sums which may be or thereafter become due under its lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any Event of Default under this Security Instrument or under any of the other Loan Documents has actually occurred or is then existing. Grantor hereby constitutes and appoints Grantee, its assignees, successors, transferees and nominees, as Grantor’s true and lawful attorney-in-fact and agent, with full power of substitution in the Property, in Grantor’s name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any portion of the Debt is outstanding. Any money advanced by Grantee in connection with any action taken under this Section 3.3, together with interest thereon at the Default Interest Rate from the date of making such advancement by Grantee until actually paid by Grantor, shall be a demand obligation owing by Grantor to Grantee and shall be secured by this Security Instrument and by every other instrument securing all or any portion of the Debt.

3.4                               Occupancy After Foreclosure.

In the event there is a foreclosure sale hereunder and at the time of such sale, Grantor or Grantor’s representatives, successors or assigns, or any other persons claiming any interest in the Property by, through or under Grantor (except tenants of space in the Improvements subject to leases entered into prior to the date hereof), are occupying or using the Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Grantee or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Property in the appropriate court of the county in which the Premises is located.

3.5                               Notice to Account Debtors.

Grantee may, at any time after an Event of Default, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Grantor included in the Property to pay Grantee directly. Grantor shall at any time or from time to time upon the request of Grantee provide to Grantee a current list of all such account debtors and obligors and their addresses.

3.6                               Cumulative Remedies.

All remedies contained in this Security Instrument are cumulative and Grantee shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Grantee and may be exercised in any order and as often as occasion therefor shall arise. No act of Grantee shall be construed as an election to proceed under any particular provisions of this Security Instrument to the exclusion of any other provision of this Security Instrument or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Grantee. No delay or failure by Grantee to exercise any right or remedy under this Security Instrument shall be construed to be a waiver of that right or remedy or of any Event of Default. Grantee may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

3.7                               Payment of Expenses.

Grantor shall pay on demand all of Grantee’s expenses incurred in any efforts to enforce any terms of this Security Instrument, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Grantee until actually paid by Grantor at the Default Interest Rate, and the same shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the Debt.

3.8                               Fair Market Value. The “fair market value” of the Property shall be determined as of the foreclosure date in order to enforce a deficiency against Grantor or any other party liable for the repayment of the indebtedness secured hereby, the term “fair market value” shall include those matters required by applicable law and shall also include the additional factors as follows:

(a)                                  The Property is to be valued “AS IS, WHERE IS” and “WITH ALL FAULTS” and there shall be no assumption of restoration of or refurbishment of the Property after the date of foreclosure;

(b)                                 There shall be an assumption of a prompt resale of the Property for an all cash sales price by the purchaser at the foreclosure so that no extensive holding period should be factored into the determination of “fair market value” of the Property;

(c)                                  An offset to the fair market value of the Property, as determined hereunder, shall be made by deducting from such value the reasonable estimated closing costs relating to the sale of the Property, including, but not limited to, brokerage commissions, title policy expenses, tax prorations, escrow fees, and other common charges which are incurred by a seller of real property similar to the Property; and

(d)                                 After consideration of the factors required by law and those required above, an additional discount factor shall be calculated based upon the estimated time it will take to effectuate a sale of the Property so that the “fair market value” as so determined is discounted to be as of the date of the foreclosure of the Property.

ARTICLE IV

MISCELLANEOUS TERMS AND CONDITIONS

4.1                               Time of Essence.

Time is of the essence with respect to all provisions of this Security Instrument.

4.2                               Release of Security Instrument.

If all of the Debt be paid, then and in that event only, all rights under this Security Instrument, except for those provisions hereof which by their terms survive, shall terminate and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be promptly released of record by Grantee in due form at Grantor’s cost. No release of this Security Instrument or the lien hereof shall be valid unless executed by Grantee.

4.3                               Certain Rights of Grantee.

Without affecting Grantor’s liability for the payment of any of the Debt, Grantee may from time to time and without notice to Grantor: (a) release any person liable for the payment of the Debt; (b) extend or modify the terms of payment of the Debt; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the Debt; (d) recover any part of the Property; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in any extension agreement of this Security Instrument or any agreement subordinating the lien hereof.

4.4                               Waiver of Certain Defenses.

No action for the enforcement of the lien hereof or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Note or any of the other Loan Documents.

4.5                               Notices; Designation of Managing Agent.

All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee: to Grantor as set forth in the next succeeding paragraph, to Grantee at Wachovia Bank, National Association, 201 South Tryon Street, Suite 130, PMB Box #4, Loan Number 50-2753516, Charlotte, North Carolina 28202, or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days’ prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

Steven D. Bell & Company (“SDB&Co”), the Indemnitor and an affiliate of Henry Town Center, LLC, one of the co-tenants comprising Grantor, hereby accepts appointment as the managing agent with respect to notices, demands, requests or other communications between Grantor and Grantee. SDB&Co hereby agrees to serve as attorney-in-fact for Borrower for the limited purpose of receiving all notices with respect to the Debt. Borrower acknowledges that SDB&Co will be the only party to be shown in the Loan Documents as to which notices from Grantee shall be delivered. For the purposes of the Debt, Borrower acknowledges that notice from Grantee to SDB&Co shall be deemed notice to all co-tenants. SDB&Co agrees that as managing agent it shall keep all books, records and accounts pertaining to the Debt separate from any other property of SDB&Co. Borrower agrees that SDB&Co, as managing agent and The Sembler Company, as property manager (the “Property Manager”) may be discharged or replaced only with Grantee’s prior written consent. Borrower agrees that SDB&Co shall be responsible for assuring that the Property is well maintained by the Property Manager and that all expenses related to the Property are paid by the Property Manager when due. Any notices to Grantor hereunder shall be sent to SDB&Co, 823 N. Elm Street, Suite 200, Greensboro, North Carolina 27401.

4.6                               Successors and Assigns; Joint and Several Liability.

The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Grantor and the successors and assigns of Grantor, including all successors in interest of

Grantor in and to all or any part of the Property, and shall inure to the benefit of Grantee, its directors, officers, shareholders, employees and agents and their respective successors and assigns and shall constitute covenants running with the land. All references in this Security Instrument to Grantor or Grantee shall be deemed to include all such parties’ successors and assigns, and the term “Grantee” as used herein shall also mean and refer to any lawful holder or owner, including pledgees and participants, of any of the Debt. If Grantor consists of more than one person or entity, each is jointly and severally liable to perform the obligations of Grantor hereunder and all representations, warranties, covenants and agreements made by Grantor hereunder are joint and several.

4.7                               Severability.

A determination that any provision of this Security Instrument is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Security Instrument to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

4.8                               Gender.

Within this Security Instrument, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

4.9                               Waiver; Discontinuance of Proceedings.

Grantee may waive any single Event of Default by Grantor hereunder without waiving any other prior or subsequent Event of Default. Grantee may remedy any Event of Default by Grantor hereunder without waiving the Event of Default remedied. Neither the failure by Grantee to exercise, nor the delay by Grantee in exercising, any right, power or remedy upon any Event of Default by Grantor hereunder shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Grantee of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Grantee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances. Acceptance by Grantee of any payment in an amount less than the amount then due on any of the Debt shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default. In case Grantee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Grantee shall have the unqualified right to do so and, in such an event, Grantor and Grantee shall be restored to their former positions with respect to the Debt, the Loan

Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Grantee shall continue as if the same had never been invoked.

4.10                        Section Headings.

The headings of the sections and paragraphs of this Security Instrument are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

4.11                        GOVERNING LAW.

THIS SECURITY INSTRUMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED, PROVIDED THAT TO THE EXTENT THAT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING, AND PROVIDED FURTHER THAT THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED SHALL GOVERN AS TO THE CREATION, PRIORITY AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS IN THE PROPERTY LOCATED IN SUCH STATE.

4.12                        Counting of Days.

The term “days” when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Premises is located, the period shall be deemed to end on the next succeeding business day. The term “business day” when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

4.13                        Relationship of the Parties.

The relationship between Grantor and Grantee is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

4.14                        Application of the Proceeds of the Note.

To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Grantee at Grantor’s request and Grantee shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

4.15                        Unsecured Portion of Indebtedness.

If any part of the Debt cannot be lawfully secured by this Security Instrument or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Security Instrument.

4.16                        Cross Default.

An Event of Default hereunder which has not been cured within any applicable grace or cure period shall be a default under each of the other Loan Documents.

4.17                        Interest After Sale.

In the event the Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the State in which the Premises is located), bear interest at the Default Interest Rate.

4.18                        Inconsistency with Other Loan Documents.

In the event of any inconsistency between the provisions hereof and the provisions in any of the other Loan Documents, it is intended that the provisions of the Note shall control over the provisions of this Security Instrument, and that the provisions of this Security Instrument shall control over the provisions of the Assignment of Leases and Rents, the Guaranty and Indemnity Agreement, the Environmental Indemnity Agreement, and the other Loan Documents.

4.19                        Construction of this Document.

This document may be construed as a security deed, Security Instrument, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

4.20                        No Merger.

It is the desire and intention of the parties hereto that this Security Instrument and the lien hereof do not merge in fee simple title to the Property. It is hereby understood and agreed that should Grantee acquire any additional or other interests in or to the Property or the ownership thereof, then, unless a contrary intent is manifested by Grantee as evidenced by an appropriate document duly recorded, this Security Instrument and the lien hereof shall not merge in such other or additional interests in or to the Property, toward the end that this Security Instrument may be foreclosed as if owned by a stranger to said other or additional interests.

4.21                        Rights With Respect to Junior Encumbrances.

Any person or entity purporting to have or to take a junior mortgage or other lien upon the Property or any interest therein shall be subject to the rights of Grantee to amend, modify, increase, vary, alter or supplement this Security Instrument, the Note or any of the other Loan Documents, and to extend the maturity date of the Debt, and to increase the amount of the Debt, and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the Debt, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Security Instrument losing its priority over the rights of any such junior lien.

4.22                        Grantee May File Proofs of Claim.

In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor or the principals, general partners or managing members in Grantor, or their respective creditors or property, Grantee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Grantee allowed in such proceedings for the entire Debt at the date of the institution of such proceedings and for any additional amount which may become due and payable by Grantor hereunder after such date.

4.23                        Fixture Filing.

This Security Instrument shall be effective from the date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Property which are or are to become fixtures. This Security Instrument shall also be effective as a financing statement covering minerals or the like (including oil and gas) and is to be filed for record in the real estate records of the county where the Premises is situated. The mailing address of Grantor and the address of Grantee from which information concerning the security interests may be obtained are set forth in Section 1.22 above.

4.24                        After-Acquired Property.

All property acquired by Grantor after the date of this Security Instrument which by the terms of this Security Instrument shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Grantor and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Security Instrument. Nevertheless, Grantor shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further mortgages, security agreements, financing statements, assignments and assurances as Grantee shall require for accomplishing the purposes of this Security Instrument.

4.25                        No Representation.

By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Grantee pursuant to the Loan Documents, including, but not limited to, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Grantee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Grantee.

4.26                        Counterparts.

This Security Instrument may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Security Instrument may be detached from any counterpart of this Security Instrument without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Security Instrument identical in form hereto but having attached to it one or more additional signature pages.

4.27                        Personal Liability.

Notwithstanding anything to the contrary contained in this Security Instrument, the liability of Grantor and its officers, directors, general partners, managers, members and principals for the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Loan Documents shall be limited as set forth in Section 2.6 of the Note.

4.28                        Recording and Filing.

Grantor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Grantee shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Grantor shall reimburse Grantee, or its servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Property.

4.29                        Entire Agreement and Modifications.

This Security Instrument and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. This Security Instrument and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

4.30                        Maximum Interest.

The provisions of this Security Instrument and of all agreements between Grantor and Grantee, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid (“Interest”) to Grantee for the use, forbearance or retention of the money loaned under the Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Grantor and Grantee shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Grantee shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or, at the option of Grantee, be paid over to Grantor, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Grantee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This Section will control all agreements between Grantor and Grantee.

4.31                        Interest Payable by Grantee.

Grantee shall cause funds in the Replacement Reserve to be deposited into interest bearing accounts of the type customarily maintained by Grantee or its servicing agent for the investment of similar reserves, which accounts may not yield the highest interest rate then available. Interest payable on such amounts shall be computed based on the daily outstanding balance in the Replacement Reserve. Such interest shall be calculated on a simple, non-compounded interest basis based solely on contributions made to the Replacement Reserve by Grantor. All interest earned on amounts contributed to the Replacement Reserve shall be retained by Grantee and accumulated for the benefit of Grantor and added to the balance in the Replacement Reserve and shall be disbursed for payment of the items for which other funds in the Replacement Reserve are to be disbursed.

4.32                        Dissemination of Information.

If Grantee determines at any time to sell, transfer or assign the Note, this Security Instrument and the other Loan Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the “Participations”) or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”), Grantee may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the “Investor”) or any Rating Agency rating such Securities, each prospective Investor and each of the foregoing’s respective counsel, all documents and information which Grantee now has or may hereafter acquire relating to the Debt and to Grantor, any Guarantor, any Indemnitor and the Property, which shall have been furnished by Grantor, any Guarantor, or any Indemnitor, as Grantee determines necessary or desirable.

4.33                        Secondary Market.

Grantee may sell, transfer and deliver the Loan Documents to one or more Investors in the secondary mortgage market. In connection with such sale, Grantee may retain or assign responsibility for servicing the loan or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the investors. All references to Grantee herein shall refer to and include, without limitation, any such servicer, to the extent applicable.

4.34                        Certain Matters Relating to Property Located in the State of Georgia.

With respect to the Property which is located in the State of Georgia, notwithstanding anything contained herein to the contrary:

Power of Sale.                     (a) Upon the occurrence of an Event of Default, Grantee, or the agent or successor of Grantee, may, at its option, sell or offer for sale the Property in such portions, order and parcels as Grantee may determine with or without having first taken possession of same, to the highest bidder for cash at one or more public sales in accordance with the terms and provisions of the law of the State of Georgia. Such sale shall be made at the area within the courthouse of the county in which the Property (or any portion thereof to be sold) is situated (whether the parts or parcels thereof, if any, in different counties are contiguous or not, and without the necessity of having any personal property hereby secured present at such sale) which is designated by the applicable court of such county as the area in which public sales are to take place, or, if no such area is designated, at the area at the courthouse designated in the notice of sale as the area in which the sale will take place, on such day and at such times as permitted under applicable law of the State of Georgia, after advertising the time, place and terms of sale and that portion of the Property in accordance herewith and such law, and after having served written or printed notice of the proposed sale by certified mail on each borrower obligated to pay the Note and other secured indebtedness secured by this Security Deed according to the records of Grantee in accordance with applicable law. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. The time, place and terms of any such sale shall be advertised once a week for four (4) consecutive weeks, immediately prior to the date of sale (but without regard to the number of days elapsed intervening between the date of publication of the first advertisement and the date of sale) in a newspaper in which sheriff’s sales are advertised in said county. In the event of any such public sale pursuant to the aforesaid power of sale and agency, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession of the Property to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

At any such public sale, Grantee may execute and deliver in the name of Grantor to the purchaser a conveyance of the Property or any part of the Property in fee simple. Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title and equity that Grantor may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Debt and shall not be exhausted by one exercise thereof but may be exercised until full payment of all of the Debt. In the event of any sale under this Deed by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Property may be sold in its entirety or in separate parcels and in such manner or order as Grantee in its sole discretion may elect, and if Grantee so elects, Grantee may sell the personal property covered by this Deed at one or more separate sales in any manner permitted by the Uniform Commercial Code of Georgia, and one or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until all the Property is sold or the Note and other secured indebtedness is paid in full. If the Note and other secured indebtedness is now or hereafter further secured by any chattel mortgages, deeds to secure debt or deeds of trust, pledges, contracts or guaranty, assignments of lease, or other security instruments, Grantee at its option may exhaust the remedies granted under any of said security instruments either concurrently or independently, and in such order as Grantee may determine.

(b)                                 Upon any foreclosure sale or sales of all or any portion of the Property under the power herein granted, Grantee may bid for and purchase the Property and shall be entitled to apply all or any part of the Debt as a credit to the purchase price.

(c)                                  In the event of a foreclosure or a sale of all or any portion of the Property under the power herein granted, the proceeds of said sale shall be applied, in whatever order Grantee in its sole discretion may decide, to the expenses of such sale and of all proceedings in connection therewith (including, without limitation, attorneys’ fees and expenses), to insurance premiums, liens, assessments, taxes and charges (including, without limitation, utility charges advanced by Grantee), to payment of the outstanding principal balance of the Debt, and to the accrued interest on all of the foregoing; and the remainder, if any, shall be paid to Grantor, or to the person or entity lawfully entitled thereto.

4.35                        WAIVER OF NOTICE AND HEARING.

GRANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE UNDER THE CONSTITUTION OF THE STATE OF GEORGIA OR THE CONSTITUTION OF THE UNITED STATES OF AMERICA TO NOTICE OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THIS SECURITY DEED AND GRANTOR WAIVES ITS RIGHTS, IF ANY, TO SET ASIDE OR

INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THIS SECURITY DEED ON THE GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING. ALL WAIVERS BY GRANTOR IN THIS PARAGRAPH HAVE BEEN VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY, AFTER THE GRANTOR HAS BEEN FIRST INFORMED BY COUNSEL OF ITS OWN CHOOSING AS TO POSSIBLE ALTERNATIVE RIGHTS, AND HAVE BEEN AS AN INTENTIONAL RELINQUISHMENT AND ABANDONMENT OF A KNOWN RIGHT AND PRIVILEGE.

4.36                        Attorneys’ Fee.

When used herein and in the other Loan Documents, the phrase “attorneys’ fees and expenses” shall mean attorneys’ fees and expenses actually incurred without the benefit of statutory presumption.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Grantor has executed this Security Instrument on the day and year first written above.

GRANTOR:

Henry Town Center, LLC
A Georgia limited liability company

By:	/s/ Steven D. Bell
Steven D. Bell
Managing Member

Signed, sealed and delivered
in the presence of:

/s/ Barbara R. Christy
Print Name:	Barbara R. Christy
Unofficial Witness

/s/ Lois J. Blankenship
Notary Public
(Notarial Seal)

My commission expires: April 7, 2007

Signed, sealed and delivered	Alpha Seven, LLC
in the presence of the following	a Delaware limited liability company
witnesses:
	By:	Edwards Mill Village Associates Limited
/s/ [ILLEGIBLE]		Partnership, a North Carolina limited
Unofficial Witness		partnership
	Its:	Sole Member
/s/ [ILLEGIBLE]
Notary Public		By:	ALPHA THREE, a North Carolina
general partnership
(NOTARY SEAL)
		Its:	General Partner
My Commission Expires:
		By:	/s/ Robert F. Andrews, III
9-11-04			Robert F. Andrews, III
General Partner

Elliston Henry Town Center, LLC
a Delaware limited liability company

By	Winston Three, LLC, a North Carolina
Limited liability company, its sole member

	By	/s/ W. Leon Elliston
W. Leon Elliston
Sole Member/Manager

Signed, sealed and delivered
in the presence of:

/s/ C.W. Eller
Print Name:	C.W. ELLER
Unofficial Witness

/s/ Cameron R. Higdon
Notary Public
(Notarial Seal)

My commission expires: 02/25/2006

[Signatures continue on following page]

Owen Henry Town Center, LLC
A Delaware limited liability company

		By:	/s/ Benjamin Ligon Owen
Benjamin Ligon Owen
Sole Member/Manager

Signed, sealed and delivered
in the presence of:

/s/ Lydia Owen Boesch
Print Name:	Lydia Owen Boesch
Unofficial Witness

/s/ [ILLEGIBLE]
Notary Public
(Notarial Seal)

My commission expires: June 26, 2004

DSCongdonA, LLC
a Delaware limited liability company

		By:	/s/ Robert A. Cox, Jr.
Robert A. Cox, Jr.
Manager

Signed, sealed and delivered
in the presence of:

/s/ Jirleen K. Sandhu
Print Name:	Jirleen K. Sandhu
Unofficial Witness

/s/ [ILLEGIBLE]
Notary Public
(Notarial Seal)

My commission expires: 10/31/2006

JWCongdonA, LLC
a Delaware limited liability company

		By:	/s/ Robert A. Cox, Jr.,
Robert A. Cox, Jr.,
Manager

Signed, sealed and delivered
in the presence of:

/s/ Jirleen K. Sandhu
Print Name:	Jirleen K. Sandhu
Unofficial Witness

/s/ [ILLEGIBLE]
Notary Public
(Notarial Seal)

My commission expires: 10/31/2006

KCVanstoryA, LLC
a Delaware limited liability company

		By:	/s/ Robert A. Cox, Jr.
Robert A. Cox, Jr.
Manager

Signed, sealed and delivered
in the presence of:

/s/ Jirleen K. Sandhu
Print Name:	Jirleen K. Sandhu
Unofficial Witness

/s/ [ILLEGIBLE]
Notary Public
(Notarial Seal)

My commission expires: 10/31/2006

ALCongdonA, LLC
a Delaware limited liability company

		By:	/s/ Robert A. Cox, Jr.
Robert A. Cox, Jr.
Manager

Signed, sealed and delivered
in the presence of:

/s/ Jirleen K. Sandhu
Print Name:	Jirleen K. Sandhu
Unofficial Witness

/s/ [ILLEGIBLE]
Notary Public
(Notarial Seal)

My commission expires: 10/31/2006

SCTerryA, LLC
a Delaware limited liability company

		By:	/s/ Robert A. Cox, Jr.
Robert A. Cox, Jr.
Manager

Signed, sealed and delivered
in the presence of:

/s/ Jirleen K. Sandhu
Print Name:	Jirleen K. Sandhu
Unofficial Witness

/s/ [ILLEGIBLE]
Notary Public
(Notarial Seal)

My commission expires: 10/31/2006

JRCongdon,Jr.A, LLC
a Delaware limited liability company

		By:	/s/ Robert A. Cox, Jr.
Robert A. Cox, Jr.
Manager

Signed, sealed and delivered
in the presence of:

/s/ Jirleen K. Sandhu
Print Name:	Jirleen K. Sandhu
Unofficial Witness

/s/ [ILLEGIBLE]
Notary Public
(Notarial Seal)

My commission expires: 10/31/2006

Spence Henry Town Center, LLC
a Delaware limited liability company

		By:	/s/ David A. Spence
David Spence
Sole Member/Manager

Signed, sealed and delivered
in the presence of:

/s/ Jeanette DeVeau
Print Name:	Jeanette DeVeau
Unofficial Witness

/s/ Leigh Ann Weber
Notary Public
(Notarial Seal)

My commission expires: 3-3-2007

Jay Henry Town Center, LLC
a Delaware limited liability company

		By:	Jay Family Limited Partnership, a North
Carolina limited partnership, its sole member

			By:	/s/ Mack C. Jay III
				Name:	Mack C. Jay III
				Title:	Gen. Partner

Signed, sealed and delivered
in the presence of:

/s/ Gregory S. Williams
Print Name:	Gregory S. Williams
Unofficial Witness

/s/ M. Lynn Pound
Notary Public
(Notarial Seal)

My commission expires: 7-25-2007

EXHIBIT “A”

LEGAL DESCRIPTION

Developer Tract 1

All that tract or parcel of land lying and being in Land Lots 82 & 111 of the 6th District, Henry County, Georgia, and being more particularly described as follows:

Commencing at a concrete right-of-way monument found at the southwestern corner of the mitered intersection of the western right-of-way of Interstate Highway No. 75 (variable right-of-way) and the northern right-of-way of Jonesboro Road (variable right-of-way); Thence along the northern right-of-way of Jonesboro Road (variable right-of-way) North 71 degrees 36 minutes 51 seconds West, a distance of 111.85 feet to a concrete right-of-way monument found; Thence along said right-of-way South 18 degrees 19 minutes 24 seconds West, a distance of 25.00 feet to a point; Thence North 71 degrees 36 minutes 34 seconds West, a distance of 88.11 feet to a 1/2 inch crimped top pipe found; Thence North 18 degrees 19 minutes 21 seconds East, a distance of 88.00 feet to a point; Thence North 71 degrees 41 minutes 15 seconds West, a distance of 665.75 feet to a 5/8 inch rebar set; said point being the TRUE POINT OF BEGINNING; Thence along said right-of-way North 71 degrees 41 minutes 15 seconds West, a distance of 88.50 feet to a 5/8 inch rebar set; Thence leaving said right-of-way North 18 degrees 15 minutes 14 seconds East, a distance of 24.16 feet to a 5/8 inch rebar set; Thence South 71 degrees 44 minutes 46 seconds East, a distance of 20.00 feet to a 5/8 inch rebar set; Thence North 18 degrees 15 minutes 14 seconds East, a distance of 188.56 feet to a pk nail set; Thence along a curve to the left, an arc length of 147.29 feet, said curve having a radius of 490.00 feet, with a chord distance of 146.73 feet, at North 09 degrees 38 minutes 34 seconds East, to a 5/8 inch rebar set; Thence North 01 degrees 01 minutes 54 seconds East, a distance of 29.74 feet to a 5/8 inch rebar set; Thence North 43 degrees 00 minutes 13 seconds West, a distance of 26.67 feet to a 5/8 inch rebar set; Thence North 87 degrees 02 minutes 20 seconds West, a distance of 130.46 feet to a 5/8 inch rebar set; Thence North 72 degrees 57 minutes 01 seconds West, a distance of 49.30 feet to a 5/8 inch rebar set; Thence North 87 degrees 02 minutes 20 seconds West, a distance of 161.78 feet to a 5/8 inch rebar set; Thence North 02 degrees 57 minutes 40 seconds East, a distance of 76.00 feet to a pk nail set; Thence North 87 degrees 02 minutes 20 seconds West, a distance of 52.04 feet to a pk nail set; Thence North 02 degrees 57 minutes 40 seconds East, a distance of 254.40 feet to a pk nail set; Thence South 87 degrees 02 minutes 20 seconds East, a distance of 82.00 feet to a point; Thence North 02 degrees 57 minutes 40 seconds East, a distance of 332.88 feet to a pk nail set; Thence North 87 degrees 02 minutes 20 seconds West, a distance of 93.17 feet to a pk nail set; Thence North 02 degrees 57 minutes 40 seconds East, a distance of 181.83 feet to a pk nail set; Thence South 87 degrees 02 minutes 20 seconds East, a distance of 12.00 feet to a pk nail set; Thence North 02 degrees 57 minutes 40 seconds East, a distance of 96.69 feet to a pk nail set; Thence South 87 degrees 02 minutes 20 seconds East, a distance of 108.00 feet to a pk nail set; Thence North 02 degrees 57 minutes 40 seconds East, a distance of 579.84 feet to a 5/8 inch rebar set; Thence North 89 degrees 59 minutes 42 seconds East, a distance of 145.88 feet to a 1/2 inch rebar found; Thence South 79 degrees 37 minutes 33 seconds East, a distance of 150.01 feet to a 1/2 inch rebar found; Thence North 85 degrees 56 minutes 21 seconds East, a distance of 84.92 feet to a 1/2 inch rebar found; Thence North 72 degrees 16 minutes 16 seconds East, a distance of 119.73 feet to a 5/8 inch rebar found; Thence North 42 degrees 50 minutes 27 seconds East, a distance of 123.21 feet to a 3\4 inch open top pipe found on the western right-of-way of Interstate Highway No. 75 (variable right-of-way); Thence along said right-of-way, South 19 degrees 05 minutes 25 seconds East, a distance of 715.05 feet to a point; Thence leaving said right-of-way South 02 degrees 57 minutes 40 seconds West, a distance of 321.79 feet to a point; Thence South 47 degrees 57 minutes 40 seconds West, a distance of 25.73 feet to a point; Thence South 02 degrees 57 minutes 40 seconds West, a distance of 194.72 feet to a point; Thence South 88 degrees 59 minutes 16 seconds East, a distance of 110.72 feet to a point; Thence North 01 degrees 00 minutes 44 seconds East, a distance of 20.84 feet to a point; Thence South 88 degrees 59 minutes 16 seconds East, a distance of 99.51 feet to a point on the western right-of-way of Interstate Highway No. 75 (variable right-of-way); Thence along said right-of-way South 22 degrees 00 minutes 10 seconds East, a distance of 69.74 feet to a 5/8 inch rebar found; Thence leaving said right-of-way North 88 degrees 59 minutes 16 seconds West, a distance of 307.56 feet to a pk nail set; Thence South 81 degrees 36 minutes 34 seconds West, a distance of 259.79 feet to a point; Thence North 88 degrees 58 minutes 17 seconds West, a distance of 179.04 feet to a pk nail set; Thence South 01 degrees 01 minutes 54 seconds West, a distance of 564.43 feet to a pk nail set; Thence South 71 degrees 44 minutes 46 seconds East, a distance of 40.50 feet to a point; Thence South 66 degrees 24 minutes 28 seconds West, a distance of 28.19 feet to a point; Thence South 18 degrees 15 minutes 14 seconds West, a distance of 206.00 feet to a 5/8” rebar set located on the Northern right-of-way of Jonesboro Road, said point being the TRUE POINT OF BEGINNING.

Said tract contains 26.177 Acres.

TOGETHER WITH:

Developer Tract 2

All that tract or parcel of land lying and being in Land Lots 83 & 110 of the 6th District, Henry County, Georgia, and being more particularly described as follows:

Commencing at a concrete right-of-way monument found at the southwestern corner of the mitered intersection of the western right-of-way of Interstate Highway No. 75 (variable right-of-way) and the northern right-of-way of Jonesboro Road (variable right-of-way); Thence along the northern right-of-way of Jonesboro Road (variable right-of-way) North 71 degrees 36 minutes 51 seconds West, a distance of 111.85 feet to a concrete right-of-way monument found; Thence along said right-of-way South 18 degrees 19 minutes 24 seconds West, a distance of 25.00 feet to a point; Thence North 71 degrees 36 minutes 34 seconds West, a distance of 88.11 feet to a 1/2 inch crimped top pipe found; Thence North 18 degrees 19 minutes 21 seconds East, a distance of 88.00 feet to a point; Thence North 71 degrees 41 minutes 15 seconds West, a distance of 925.05 feet to a point; Thence along a curve to the left, an arc length of 131.42 feet, said curve having a radius of 1417.32 feet, with a chord distance of 131.37 feet, at North. 74 degrees 20 minutes 37 seconds West, to a point; Thence along a curve to the left, an arc length of 212.21 feet, said curve having a radius of 1417.32 feet, with a chord distance of 212.01 feet, at North 81 degrees 17 minutes 21 seconds West, to a point; Thence along a curve to the left, an arc length of 50.00 feet, said curve having a radius of 1417.32 feet, with a chord distance of 50.00 feet, at North 86 degrees 35 minutes 21 seconds West, to a 5/8 inch rebar found; Thence along a curve to the left, an arc length of 17.27 feet, said curve having a radius of 1417.32 feet, with a chord distance of 17.27 feet, at North 87 degrees 56 minutes 56 seconds West, to a 5/8 inch rebar set; Thence North 88 degrees 17 minutes 53 seconds West, a distance of 487.47 feet to a 5/8 inch rebar set; said 5/8 inch rebar set being the TRUE POINT OF BEGINNING; Thence South 02 degrees 57 minutes 40 seconds West, a distance of 38.78 feet to a 5/8 inch rebar set; Thence North 88 degrees 07 minutes 55 seconds West, a distance of 101.03 feet to a 5/8 inch rebar set; Thence leaving said right-of-way North 02 degrees 57 minutes 40 seconds East, a distance of 30.00 feet to a 5/8 inch rebar set; Thence South 88 degrees 07 minutes 55 seconds East, a distance of 20.00 feet to a 5/8 inch rebar set; Thence North 02 degrees 57 minutes 40 seconds East, a distance of 637.29 feet to a 5/8 inch rebar set; Thence North 87 degrees 02 minutes 20 seconds West, a distance of 29.37 feet to a pk nail set; Thence South 02 degrees 57 minutes 40 seconds West, a distance of 54.68 feet to a pk nail set; Thence North 87 degrees 02 minutes 20 seconds West, a distance of 308.09 feet to a pk nail set; Thence South 02 degrees 57 minutes 40 seconds West, a distance of 65.67 feet to a pk nail set; Thence North 87 degrees 02 minutes 20 seconds West, a distance of 511.22 feet to a 5/8 inch rebar set on the Eastern right-of-way of Mount Olive Road (variable right-of-way); Thence along said right-of-way the following courses and distances; North 18 degrees 38 minutes 12 seconds West, a distance of 108.35 feet to a 5/8 inch rebar set; Thence along a curve to the right, an arc length of 81.70 feet, said curve having a radius of 860.00 feet, with a chord distance of 81.67 feet, at North 15 degrees 54 minutes 54 seconds West, to a 5/8 inch rebar set; Thence along a curve to the right, an arc length of 330.70 feet, said curve having a radius of 860.00 feet, with a chord distance of 328.66 feet, at North 02 degrees 10 minutes 39 seconds West, to a 5/8 inch rebar set; Thence North 08 degrees 50 minutes 26 seconds East, a distance of 15.23 feet to a 5/8 inch rebar set; Thence North 09 degrees 24 minutes 00 seconds East, a distance of 26.66 feet to a 5/8 inch rebar set; Thence leaving said right-of-way, South 55 degrees 04 minutes 52 seconds East, a distance of 48.90 feet to a 5/8 inch rebar found; Thence South 87 degrees 02 minutes 20 seconds East, a distance of 199.65 feet to an angle iron found; Thence South 89 degrees 33 minutes 01 seconds East, a distance of 97.25 feet to a 5/8 inch rebar found; Thence North 51 degrees 07 minutes 53 seconds East, a distance of 212.77 feet to a 5/8 inch rebar set; Thence North 51 degrees 07 minutes 53 seconds East, a distance of 196.92 feet to a 5/8 inch rebar found; Thence North 02 degrees 57 minutes 40 seconds East, a distance of 194.91 feet to a 5/8 inch rebar set; Thence South 87 degrees 02 minutes 20 seconds East, a distance of 330.21 feet to a 5/8 inch rebar found; Thence North 02 degrees 57 minutes 40 seconds East, a distance of 127.12 feet to a point on the centerline of Walnut Creek (said point also herein called “Point A”); Thence northeasterly, easterly, and southeasterly along the centerline of Walnut Creek and following the meanderings thereof 278.17 feet, more or less, to a point on the centerline of Walnut Creek (said point also herein called “Point B”) said Point B also being located by commencing at Point A and following the traverse line described as follows: North 78 degrees 29 minutes 37 seconds East, a distance of 61.76 feet to a point; Thence North 71 degrees 58 minutes 40 seconds East, a distance of 63.78 feet to a point; Thence North 78 degrees 18 minutes 44 seconds East, a distance of 63.54 feet to a point; Thence North 87 degrees 43 minutes 53 seconds East, a distance of 60.45 feet to a point; Thence North 69 degrees 07 minutes 39 seconds East, a distance of 28.64 feet to Point B; Thence leaving the said centerline of Walnut Creek South 02 degrees 57 minutes 40 seconds West, a distance of 285.39 feet to a 5/8 inch rebar set; Thence

North 87 degrees 02 minutes 20 seconds West, a distance of 12.00 feet to a 5/8 inch rebar set; Thence South 02 degrees 57 minutes 40 seconds West, a distance of 247.00 feet to a pk nail set; Thence South 87 degrees 02 minutes 20 seconds East, a distance of 12.00 feet to a point; Thence South 02 degrees 57 minutes 40 seconds West, a distance of 197.81 feet to a pk nail set; Thence South 87 degrees 02 minutes 20 seconds East, a distance of 24.51 feet to a pk nail set; Thence South 02 degrees 57 minutes 40 seconds West, a distance of 318.69 feet to a pk nail set; Thence North 87 degrees 02 minutes 20 seconds West, a distance of 20.20 feet to a pk nail set; Thence South 02 degrees 57 minutes 40 seconds West, a distance of 274.61 feet to a 5/8 inch rebar set; Thence North 87 degrees 02 minutes 20 seconds West, a distance of 58.80 feet to a 5/8 inch rebar set; Thence North 87 degrees 02 minutes 20 seconds West, a distance of 162.21 feet to a 5/8 inch rebar set; Thence South 47 degrees 57 minutes 40 seconds West, a distance of 28.69 feet to a 5/8 inch rebar set; Thence South 02 degrees 57 minutes 40 seconds West, a distance of 355.26 feet to a 5/8 inch rebar set; Thence South 88 degrees 17 minutes 53 seconds East, a distance of 16.89 feet to a 5/8 inch rebar set; said rebar set being the TRUE POINT OF BEGINNING.

Said tract contains 24.261 Acres.

TOGETHER WITH:

Developer Tract 3

All that tract or parcel of land lying and being in Land Lot 110 of the 6th District, Henry Corner, Georgia, and being more particularly described as follows:

Commencing at a concrete right-of-way monument found at the southwestern corner of the mitered intersection of the western right-of-way of Interstate Highway No. 75 (variable right-of-way) and the northern right-of-way of Jonesboro Road (variable right-of-way); Thence along the northern right-of-way of Jonesboro Road (variable right-of-way) North 71 degrees 36 minutes 51 seconds West, a distance of 111.85 feet to a concrete right-of-way monument found; Thence along said right-of-way South 18 degrees 19 minutes 24 seconds West, a distance of 25.00 feet to a point; Thence North 71 degrees 36 minutes 34 seconds West, a distance of 88.11 feet to a 1/2 inch crimped top pipe found; Thence North 18 degrees 19 minutes 21 seconds East, a distance of 88.00 feet to a point; Thence North 71 degrees 41 minutes 15 seconds West, a distance of 925.05 feet to a point; Thence along a curve to the left, an arc length of 131.42 feet, said curve having a radius of 1417.32 feet, with a chord distance of 131.37 feet, at North 74 degrees 20 minutes 37 seconds West, to a point; Thence along a curve to the left, an arc length of 212.21 feet, said curve having a radius of 1417.32 feet, with a chord distance of 212.01 feet, at North 81 degrees 17 minutes 21 seconds West, to a point; Thence along a curve to the left, an arc length of 50.00 feet, said curve having a radius of 1417.32 feet, with a chord distance of 50.00 feet, at North 86 degrees 35 minutes 21 seconds West, to a 5/8 inch rebar found; Thence along a curve to the left, an arc length of 17.27 feet, said curve having a radius of 1417.32 feet, with a chord distance of 17.27 feet, at North 87 degrees 56 minutes 56 seconds West to a 5/8 inch rebar set; Thence North 88 degrees 17 minutes 53 seconds West, a distance of 487.47 feet to a 5/8 inch rebar set; Thence South 02 degrees 57 minutes 40 seconds West, a distance of 38.78 feet to a 5/8 inch rebar set; Thence North 88 degrees 07 minutes 55 seconds West, a distance of 101.03 feet to a 5/8 inch rebar set; said point being the TRUE POINT OF BEGINNING; Thence along the right-of-way of Jonesboro Road, North 88 degrees 07 minutes 55 seconds West, a distance of 684.41 feet to a 5/8 inch rebar set at the intersection of the northern right-of-way of Jonesboro Road (variable right-of-way) and eastern right-of-way of Mount Olive Road (variable right-of-way); Thence along the eastern right-of-way of Mount Olive Road (variable right-of-way) North 22 degrees 04 minutes 25 seconds West, a distance of 31.15 feet to a 5/8 inch rebar set; Thence along said right-of-way North 15 degrees 51 minutes 54 seconds West, a distance of 49.30 feet to a 5/8 inch rebar set; Thence North 07 degrees 39 minutes 18 seconds West, a distance of 298.06 feet to a 5/8 inch rebar set; Thence along a curve to the left, an arc length of 154.10 feet, said curve having a radius of 803.90 feet, with a chord distance of 153.86 feet, at North 13 degrees 08 minutes 46 seconds West, to a 5/8 inch rebar set; Thence North 18 degrees 38 minutes 12 seconds West, a distance of 48.10 feet to a 5/8 inch rebar set; Thence leaving said right-of-way South 87 degrees 02 minutes 20 seconds East, a distance of 511.22 feet to a pk nail set; Thence North 02 degrees 57 minutes 40 seconds East, a distance of 65.67 feet to a pk nail set; Thence South 87 degrees 02 minutes 20 seconds East, a distance of 308.09 feet to a pk nail set; Thence North 02 degrees 57 minutes 40 seconds East, a distance of 54.68 feet to a pk nail set; Thence South 87 degrees 02 minutes 20 seconds East, a distance of 29.37 feet to a 5/8 inch rebar set; Thence South 02 degrees 57 minutes 40 seconds West, a distance of 637.29 feet to a 5/8 inch rebar set; Thence North 88 degrees 07 minutes 55 seconds West, a distance of 20.00 feet to a 5/8 inch rebar set; Thence South 02 degrees 57 minutes 40 seconds West, a distance of 30.00 feet to a 5/8 inch rebar set; said point being the TRUE POINT OF BEGINNING.

Said tract contains 10.379 Acres.

TOGETHER WITH:

Outparcel 7

All that tract or parcel of land lying and being in Land Lot 110 of the 6th District, Henry County, Georgia, and being more particularly described as follows:

Commencing at a concrete right-of-way monument found at the southwestern corner of the mitered intersection of the western right-of-way of Interstate Highway No. 75 (variable right-of-way) and the northern right-of-way of Jonesboro Road (variable right-of-way); Thence along the northern right-of-way of Jonesboro Road (variable right-of-way) North 71 degrees 36 minutes 51 seconds West, a distance of 111.85 feet to a concrete right-of-way monument found; Thence along said right-of-way South 18 degrees 19 minutes 24 seconds West, a distance of 25.00 feet to a point; Thence North 71 degrees 36 minutes 34 seconds West, a distance of 88.11 feet to a 2 1/2 inch crimped top pipe found; Thence North 18 degrees 19 minutes 21 seconds East, a distance of 88.00 feet to a point; Thence North 71 degrees 41 minutes 15 seconds West, a distance of 925.05 feet to a point; Thence along a curve to the left, an arc length of 131.42 feet, said curve having a radius of 1417.32 feet, with a chord distance of 131.37 feet, at North 74 degrees 20 minutes 37 seconds West, to a point; Thence along a curve to the left, an arc length of 212.21 feet, said curve having a radius of 1417.32 feet, with a chord distance of 212.01 feet, at North 81 degrees 17 minutes 21 seconds West, to a point; Thence along a curve to the left, an arc length of 50.00 feet, said curve having a radius of 1417.32 feet, with a chord distance of 50.00 feet, at

North 86 degrees 35 minutes 21 seconds West, to a 5/8” rebar found; said point being the TRUE POINT OF BEGINNING; Thence along said right-of-way along a curve to the left, an arc length of 17.27 feet, said curve having a radius of 1417.32 feet, with a chord distance of 17.27 feet, at North 87 degrees 56 minutes 56 seconds West, to a 5/8 inch rebar set; Thence North 88 degrees 17 minutes 53 seconds West, a distance of 187.78 feet to a 5/8” rebar set; Thence leaving said right-of-way North 02 degrees 57 minutes 40 seconds East, a distance of 368.59 feet to a PK nail set; Thence South 87 degrees 02 minutes 20 seconds East, a distance of 71.79 feet to a 5/8” rebar found; Thence along a curve to the right, an arc length of 119.20 feet, said curve having a radius of 490.00 feet, with a chord distance of 118.90 feet, at South 80 degrees 04 minutes 12 seconds East, to a 5/8” rebar found; Thence South 34 degrees 53 minutes 21 seconds East, a distance of 24.74 feet to a 5/8” rebar found; Thence South 02 degrees 57 minutes 40 seconds West, a distance of 330.23 feet to a 5/8” rebar found on said right-of-way of Jonesboro Road, said point being the TRUE POINT OF BEGINNING.

Said tract of land contain 1.703 Acres.

EXHIBIT B

Debtor’s name:	Henry Town Center, LLC

Debtor’s organizational structure:	limited liability company

Debtor’s principal place of business:	823 North Elm Street, Suite 200 Greensboro, North Carolina 27401

Debtor’s mailing address:	823 North Elm Street, Suite 200 Greensboro, North Carolina 27401

Time period for which Debtor has been using or operating under said names and organizational structure without change:	2002

Secured Party’s name:	Wachovia Bank, National Association

Secured Party’s organizational structure: Secured Party’s mailing address:	a national banking association 201 South Tryon Street, Suite 130 PMB Box #4 Charlotte, North Carolina 28202

[Continued on next page]

Debtor’s name:	Alpha Seven LLC

Debtor’s organizational structure:	limited liability company

Debtor’s principal place of business:	5151 Glenwood Avenue Raleigh, North Carolina 27612

Debtor’s mailing address:	5151 Glenwood Avenue Raleigh, North Carolina 27612

Time period for which Debtor has been using or operating under said names and organizational structure without change:	2002

Secured Party’s name:	Wachovia Bank, National Association

Secured Party’s organizational structure: Secured Party’s mailing address:	a national banking association 201 South Tryon Street, Suite 130 PMB Box #4 Charlotte, North Carolina 28202

Debtor’s name:	Elliston Henry Town Center

Debtor’s organizational structure:	limited liability company

Debtor’s principal place of business:	388 Vanderbilt Road Asheville, North Carolina 28803

Debtor’s mailing address:	388 Vanderbilt Road Asheville, North Carolina 28803

Time period for which Debtor has been using or operating under said names and organizational structure without change:	2002

Secured Party’s name:	Wachovia Bank, National Association

Secured Party’s organizational structure: Secured Party’s mailing address:	a national banking association 201 South Tryon Street, Suite 130 PMB Box #4 Charlotte, North Carolina 28202

Debtor’s name:	Owen Henry Town Center, LLC

Debtor’s organizational structure:	limited liability company

Debtor’s principal place of business:	124 5th Street N Columbus, MS 39701

Debtor’s mailing address:	124 5th Street N Columbus, MS 39701

Time period for which Debtor has been using or operating under said names and organizational structure without change:	2002

Secured Party’s name:	Wachovia Bank, National Association

Secured Party’s organizational structure: Secured Party’s mailing address:	a national banking association 201 South Tryon Street, Suite 130 PMB Box #4 Charlotte, North Carolina 28202

Debtor’s name:	DSCongdonA, LLC

Debtor’s organizational structure:	limited liability company

Debtor’s principal place of business:	701 East Byrd Street, 15th Floor Richmond, Virginia 23219

Debtor’s mailing address:	701 East Byrd Street, 15th Floor Richmond, Virginia 23219

Time period for which Debtor has been using or operating under said names and organizational structure without change:	2002

Secured Party’s name:	Wachovia Bank, National Association

Secured Party’s organizational structure: Secured Party’s mailing address:	a national banking association 201 South Tryon Street, Suite 130 PMB Box #4 Charlotte, North Carolina 28202

Debtor’s name:	JWCongdonA, LLC

Debtor’s organizational structure:	limited liability company

Debtor’s principal place of business:	701 East Byrd Street, 15th Floor Richmond, Virginia 23219

Debtor’s mailing address:	701 East Byrd Street, 15th Floor Richmond, Virginia 23219

Time period for which Debtor has been using or operating under said names and organizational structure without change:	2002

Secured Party’s name:	Wachovia Bank, National Association

Secured Party’s organizational structure: Secured Party’s mailing address:	a national banking association 201 South Tryon Street, Suite 130 PMB Box #4 Charlotte, North Carolina 28202

Debtor’s name:	KCVanstoryA, LLC

Debtor’s organizational structure:	limited liability company

Debtor’s principal place of business:	701 East Byrd Street, 15th Floor Richmond, Virginia 23219

Debtor’s mailing address:	701 East Byrd Street, 15th Floor Richmond, Virginia 23219

Time period for which Debtor has been using or operating under said names and organizational structure without change:	2002

Secured Party’s name:	Wachovia Bank, National Association

Secured Party’s organizational structure: Secured Party’s mailing address:	a national banking association 201 South Tryon Street, Suite 130 PMB Box #4 Charlotte, North Carolina 28202

Debtor’s name:	ALCongdonA, LLC

Debtor’s organizational structure:	limited liability company

Debtor’s principal place of business:	701 East Byrd Street, 15th Floor Richmond, Virginia 23219

Debtor’s mailing address:	701 East Byrd Street, 15th Floor Richmond, Virginia 23219

Time period for which Debtor has been using or operating under said names and organizational structure without change:	2002

Secured Party’s name:	Wachovia Bank, National Association

Secured Party’s organizational structure: Secured Party’s mailing address:	a national banking association 201 South Tryon Street, Suite 130 PMB Box #4 Charlotte, North Carolina 28202

Debtor’s name:	SCTerryA, LLC

Debtor’s organizational structure:	limited liability company

Debtor’s principal place of business:	701 East Byrd Street, 15th Floor Richmond, Virginia 23219

Debtor’s mailing address:	701 East Byrd Street, 15th Floor Richmond, Virginia 23219

Time period for which Debtor has been using or operating under said names and organizational structure without change:	2002

Secured Party’s name:	Wachovia Bank, National Association

Secured Party’s organizational structure: Secured Party’s mailing address:	a national banking association 201 South Tryon Street, Suite 130 PMB Box #4 Charlotte, North Carolina 28202

Debtor’s name:	JRCongdon, JR.A, LLC

Debtor’s organizational structure:	limited liability company

Debtor’s principal place of business:	701 East Byrd Street, 15th Floor Richmond, Virginia 23219

Debtor’s mailing address:	701 East Byrd Street, 15th Floor Richmond, Virginia 23219

Time period for which Debtor has been using or operating under said names and organizational structure without change:	2002

Secured Party’s name:	Wachovia Bank, National Association

Secured Party’s organizational structure: Secured Party’s mailing address:	a national banking association 201 South Tryon Street, Suite 130 PMB Box #4 Charlotte, North Carolina 28202

Debtor’s name:	Jay Henry Town Center, LLC

Debtor’s organizational structure:	limited liability company

Debtor’s principal place of business:	1400 Battleground Avenue, Suite 217 Greensboro, North Carolina 27401

Debtor’s mailing address:	1400 Battleground Avenue, Suite 217 Greensboro, North Carolina 27401

Time period for which Debtor has been using or operating under said names and organizational structure without change:	2002

Secured Party’s name:	Wachovia Bank, National Association

Secured Party’s organizational structure: Secured Party’s mailing address:	a national banking association 201 South Tryon Street, Suite 130 PMB Box #4 Charlotte, North Carolina 28202

Debtor’s name:	Spence Henry Town Center, LLC

Debtor’s organizational structure:	limited liability company

Debtor’s principal place of business:	516 East Rosemary Street Chapel Hill, North Carolina 27514

Debtor’s mailing address:	516 East Rosemary Street Chapel Hill, North Carolina 27514

Time period for which Debtor has been using or operating under said names and organizational structure without change:	2002

Secured Party’s name:	Wachovia Bank, National Association

Secured Party’s organizational structure: Secured Party’s mailing address:	a national banking association 201 South Tryon Street, Suite 130 PMB Box #4 Charlotte, North Carolina 28202

[End of Exhibit B]